UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Fortune Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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               520 Lake Cook Road, Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

March 9, 2009

Dear Fellow Stockholders:

We are pleased to invite the stockholders of Fortune Brands, Inc. (“Fortune Brands” or the “Company”) to attend the Annual Meeting of Stockholders to be held on Tuesday, April 28, 2009 at 1:30 p.m. (CDT) at The Westin Chicago North Shore, 601 N. Milwaukee Avenue, Wheeling, Illinois. We will consider and vote upon the following matters:

Item 1:	The election of four directors for a term expiring at the 2012 Annual Meeting (see pages 6 to 9 of the Proxy Statement);

Item 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009 (see pages 46 and 47 of the Proxy Statement);

Item 3:	The approval of amendments to the Company’s Restated Certificate of Incorporation to provide for the annual election of directors (see pages 47 and 48 of the Proxy Statement);

Item 4:	If presented, a stockholder proposal entitled “Adopt Simple Majority Vote” (see pages 49 to 51 of the Proxy Statement); and

such other business as may properly come before the meeting.

Stockholders of record at the close of business on February 27, 2009, the record date for the meeting, are entitled to vote at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE, You may submit your proxy (1) by mail using a traditional proxy card, (2) by telephone, or (3) through the Internet.

PLEASE CONFIRM YOUR PREFERENCE FOR ELECTONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS. You can expedite delivery of your annual meeting materials and avoid costly mailings by confirming in advance your preferred method of delivery. For further information on how to take advantage of this cost-saving service, please see pages 1 and 2 of this Proxy Statement.

This Proxy Statement and accompanying proxy are being distributed on or about March 13, 2009.

Bruce A. Carbonari	Mark A. Roche
Chairman of the Board and Chief Executive Officer	Senior Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, APRIL 28, 2009.

The Proxy Statement, Annual Report on Form 10-K, and 2008 Annual Review are available at www.proxyvote.com.

You will need your assigned control number to vote your shares. Your control number can be found on your proxy card or voting instruction form.

The Annual Meeting for stockholders is to be held at 1:30 p.m. (CDT) on Tuesday, April 28, 2009, at:

The Westin Chicago North Shore

601 N. Milwaukee Avenue

Wheeling, Illinois 60090

ITEMS TO BE VOTED ON:

ITEM 1	ELECTION OF DIRECTORS

To elect four directors for a three-year term. The Board of Directors recommends that stockholders vote FOR each of the nominees.

ITEM 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To vote to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

ITEM 3	APPROVAL OF AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

To vote to approve amendments to the Company’s Restated Certificate of Incorporation to provide for the annual election of directors. The Board of Directors recommends that stockholders vote FOR the approval of amendments to the Company’s Restated Certificate of Incorporation.

ITEM 4	STOCKHOLDER PROPOSAL

If presented, to vote on a stockholder proposal to eliminate stockholder voting requirements in excess of a majority of votes cast. The Board of Directors recommends that stockholders vote AGAINST the stockholder proposal.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

VOTE BY INTERNET

www.proxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

www.proxyvote.com

Have your proxy card or voting instruction form in hand and follow the instructions. You can also register to receive all future stockholder communications electronically, instead of in print. This means that the Annual Review, Form 10-K and Proxy Statement will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

1-800-690-6903 via touch tone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call toll-free 1-800-690-6903.

Have your proxy card or voting instruction form in hand and follow the instructions.

Whether or not you expect to personally attend the Annual Meeting, we urge you to vote your shares by phone, via the Internet, or by signing, dating and returning the enclosed proxy card. Voting early will ensure the presence of a quorum at the meeting and will save the Company the expense and extra work of additional solicitation. An addressed envelope, postage paid if mailed in the United States, is enclosed if you wish to vote your shares by returning your completed proxy card by mail. Submitting your proxy now will not prevent you from voting at the meeting, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Fortune Brands reduce postage and proxy tabulation costs.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

FREQUENTLY ASKED QUESTIONS

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for stockholders to act upon the matters outlined in the Notice of Annual Meeting and described in this Proxy Statement, including: (1) the election of directors, (2) the ratification of the appointment of our independent registered public accounting firm, (3) the approval of amendments to the Company’s Restated Certificate of Incorporation, and (4) if presented, consideration of a stockholder proposal entitled “Adopt Simple Majority Vote.” In addition, management will respond to questions from stockholders.

Who is entitled to vote?

Only stockholders who owned the Company’s common stock or $2.67 Convertible Preferred Stock of record at the close of business on February 27, 2009 are entitled to vote. Each holder of common stock is entitled to one vote per share. Each holder of $2.67 Convertible Preferred Stock is entitled to three-tenths (0.3) of one vote per share. The common stock and $2.67 Convertible Preferred Stock are voted together as a single class. There were 150,150,830 shares of common stock and 177,913 shares of $2.67 Convertible Preferred Stock outstanding on February 27, 2009.

What is the difference between being a record holder and holding shares in street name?

A record holder holds shares in his or her own name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf. The majority of stockholders hold their shares in street name.

How do I vote?

If you received a Notice of Internet Availability in the mail, you can either vote by Internet or in person at the Annual Meeting. Record holders that received a copy of this Proxy Statement and accompanying proxy card can vote by filling out the proxy card and returning it in the postage paid return envelope. You can also vote by telephone or the Internet. Voting instructions are provided on both the Notice of Internet Availability and the proxy card.

If you hold shares in street name, you must vote by giving instructions to your broker or nominee. You should follow the voting instructions on the form that you receive from your broker or nominee. The availability of telephone and Internet voting will depend on your bank’s or broker’s voting process. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Items 1 and 2) but is not permitted to use discretion and vote your shares on non-routine matters (such as Items 3 and 4). Shares that are not permitted to be voted by your broker are called “broker non-votes.” Broker non-votes are not considered votes for or against a proposal and therefore will have no direct impact on any proposal. However, because Item 3 (the proposal to approve amendments to our Restated Certificate of Incorporation) requires the affirmative vote of holders of a majority of our outstanding common stock and $2.67 Convertible Preferred Stock, broker non-votes will have the same effect as votes against the proposal. Therefore, we urge you to give voting instructions to your broker on all four voting items.

How will my proxy be voted?

Your proxy card, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions relating to the election of directors and Items 2, 3 and 4. We are not aware of any other matter that may be properly presented other than the election of directors and Items 2, 3 and 4. If any other matter is properly presented, the persons named in the enclosed proxy card will have discretion to vote in their best judgment.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote

FOR:

•	the election of directors;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009;

•	the approval of amendments to our Restated Certificate of Incorporation to provide for the annual election of directors; and

AGAINST:

•	the stockholder proposal entitled “Adopt Simple Majority Vote.”

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke your proxy.

How can I revoke my proxy?

You may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

Do I have dissenters’ rights?

Under Delaware law, dissenters’ rights are not available to holders of common stock and $2.67 Convertible Preferred Stock in connection with Items 1, 2, 3 and 4.

Will my vote be public?

As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed, but are available to the independent Inspector of Election, the proxy solicitation firm and certain employees of Fortune Brands, Inc.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock and $2.67 Convertible Preferred Stock entitled to vote will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an Item?

The nominees for director, in non-contested elections, must receive a majority of the votes cast at the meeting, in person or by proxy, to be elected, subject to the Company’s majority vote by-law provision relating to the election of directors, as discussed below under “Election of Directors.” A proxy card marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

The affirmative vote of shares representing a majority in voting power of the common stock and $2.67 Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy at the meeting and entitled to vote is necessary for approval of Items 2 and 4. The affirmative vote of shares representing a majority of the outstanding common stock and $2.67 Convertible Preferred Stock is necessary for approval of Item 3. Proxy cards marked as abstentions on Items 2, 3 and 4 will not be voted and will have the effect of a negative vote.

What if I am a participant in the Fortune Brands Retirement Savings Plan, the Fortune Brands Hourly Employee Retirement Savings Plan or the Future Brands LLC Retirement Savings Plan?

We are mailing this Proxy Statement and a proxy card to participants in the Fortune Brands Retirement Savings Plan, the Fortune Brands Hourly Employee Retirement Savings Plan, and the Future Brands LLC Retirement Savings Plan (collectively, the “Savings Plans”) who invest in the Fortune Brands Stock Fund under the Savings Plans. The Trustee, as record holder of Fortune Brands’ common stock held in the Savings Plans, will vote whole shares attributable to your interest in the Fortune Brands Stock Fund in accordance with your directions given on the proxy card, by telephone or the Internet. If you invest in the Fortune Brands Stock Fund under the Savings Plans and you sign and return the enclosed proxy card, we will forward it to the Trustee of the Savings Plans. The proxy card will serve as instructions to the Trustee to vote the whole shares attributable to your interest in the manner you indicate on the card.

Item 1

ELECTION OF DIRECTORS

The Board of Directors (the “Board”) currently consists of 10 members and is divided into three classes, each having a three-year term. The terms expire in successive years, with the term of office of directors in Class II expiring at the 2009 Annual Meeting. The Board proposes that the four nominees described below, each of whom is currently serving as a Class II director, be re-elected to Class II for a new term of three years expiring at the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies cannot be voted for more than the number of nominees proposed for re-election.

All nominees and all current Class I and Class III directors were elected by the stockholders, except for Mr. Bruce A. Carbonari who was elected by the Board effective August 21, 2007; Ms. Ann F. Hackett who was elected by the Board effective December 4, 2007; and Mr. Ronald V. Waters, III who was elected by the Board effective July 30, 2008. Dr. Patricia O. Ewers retired from the Board in April 2008.

Under the Company’s majority vote by-law provision, in non-contested elections, if a director fails to win a majority of affirmative votes for his or her election, the director must tender his or her resignation from the Board promptly after the certification of the stockholder vote. The Board will decide within 90 days of that certification, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board’s explanation of its decision will be promptly disclosed in a filing with the Securities and Exchange Commission (the “SEC”).

Each of the nominees has consented to be named as a nominee. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The names of the nominees and Class I and Class III directors, along with their present positions, their principal occupations during the past five years, directorships held with other corporations, their ages and the year first elected as a director, are set forth below.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

NOMINEES FOR DIRECTOR – CLASS II DIRECTORS – TERM EXPIRING 2012

Bruce A. Carbonari	Chairman of the Board and Chief Executive Officer of Fortune Brands, Inc. since October 2008; President and Chief Executive Officer from January 2008 to September 2008; President and Chief Operating Officer from January 2007 to January 2008; Chairman and Chief Executive Officer of Fortune Brands Home & Hardware LLC from August 2005 to January 2007 and President and Chief Executive Officer of Fortune Brands Home & Hardware LLC prior thereto. Also a director of RPM International, Inc.	53	2007

Ann F. Hackett	Founder and President of Horizon Consulting Group since 1999. Also a director of Capital One Financial Corporation.	55	2007

David M. Thomas	Retired since March 2006; Executive Chairman of the Board of IMS Health Incorporated from January 2005 through March 2006; Chairman of the Board and Chief Executive Officer prior thereto. Also a director of The Interpublic Group of Companies, Inc. and a member of the Fidelity Funds Board of Trustees.	59	2000

Ronald V. Waters, III	President and Chief Executive Officer of LoJack Corporation since January 2009; President and Chief Operating Officer from February 2007 until December 2008; Chief Operating Officer of Wm. Wrigley Jr. Company prior thereto. Also a director of LoJack Corporation and HNI Corporation.	57	2008

The Board of Directors recommends that you vote FOR election of each nominee.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

CLASS III DIRECTORS – TERM EXPIRING 2010

Anne M. Tatlock	Retired since December 2006; Chairman of the Board and Chief Executive Officer of Fiduciary Trust Company International from June 2000 to December 2006. Vice Chairman of Franklin Resources, Inc. from April 2001 to January 2007. Also a director of Franklin Resources, Inc., Fiduciary Trust Company International and Merck & Co., Inc.	69	1996

Norman H. Wesley	Retired since October 2008; Chairman of the Board of Fortune Brands, Inc. from January 2008 through September 2008; Chairman of the Board and Chief Executive Officer prior thereto. Also a director of Pactiv Corporation and ACCO Brands Corporation.	59	1999

Peter M. Wilson	Retired since March 2004; Chairman of Gallaher Group Plc prior thereto. Also a director of Kesa Electricals plc.	67	1994

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

CLASS I DIRECTORS – TERM EXPIRING 2011

Richard A. Goldstein	Retired since May 2006; Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. from June 2000 until May 2006. Also a director of The Interpublic Group of Companies, Inc. and Fiduciary Trust Company International.	67	2006

Pierre E. Leroy	Retired since February 2005; President, Worldwide Construction & Forestry Division and Worldwide Parts Division of Deere & Company from December 2003 until February 2005. Also a director of ACCO Brands Corporation, Capital One Financial Corporation, RSC Holdings, Inc. and Rocore Group.	60	2003

A.D. David Mackay	President and Chief Executive Officer of Kellogg Company since December 2006; President and Chief Operating Officer prior thereto. Also a director of Kellogg Company.	53	2006

CORPORATE GOVERNANCE

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, which are available at www.fortunebrands.com/about/policies.cfm. The Principles describe our corporate governance practices and address corporate governance issues such as Board composition and responsibilities, compensation of directors and executive succession planning.

Director Independence

The Company’s Corporate Governance Principles provide that a majority of the members of the Board, and each member of the Audit, Compensation and Stock Option and Nominating and Corporate Governance Committees, must meet certain criteria for independence. Based on the New York Stock Exchange independence requirements, the Corporate Governance Principles set forth certain guidelines to assist the Board in its determination of director independence.

Based on the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles, Messrs. Goldstein, Leroy, Mackay, Thomas, Waters and Wilson, Mrs. Hackett, Mrs. Tatlock and Dr. Ewers (a director during a portion of 2008) were affirmatively determined by the Board to be independent. Due to Mr. Wesley’s prior employment with the Company, he is not considered independent. When determining each director’s independence, the Board considered charitable contributions made by the Company to organizations with which each director is affiliated. All such charitable relationships were deemed immaterial.

Also, none of the non-employee directors has any relationship with the Company other than being a director and stockholder, or any transaction or arrangement that interferes with each director’s independence, except for Mr. Wesley by virtue of his prior employment with the Company.

Policies with Respect to Transactions with Related Persons

The Nominating and Corporate Governance Committee and the Board have adopted a Code of Business Conduct and Ethics which sets forth various policies and procedures intended to promote the ethical behavior of all of the Company’s employees, officers and directors. The Code of Business Conduct and Ethics describes the Company’s policy on conflicts of interest. The Board has also established a Compliance Committee which is responsible for monitoring compliance with the Code of Conduct. The Compliance Committee periodically reports on the Company’s compliance efforts to the Audit Committee and to the Board.

The Board has also established a Conflicts of Interest Committee which distributes a Conflicts of Interest Policy to all of the Company’s employees, officers and directors. The Conflicts of Interest Policy describes the types of relationships that may constitute a conflict of interest with the Company. All employees, officers and directors are required to periodically complete a questionnaire about potential conflicts of interest and certify compliance with the Company’s policy. The Conflicts of Interest Committee reviews potential conflicts of interest and reports its findings to the Audit Committee.

The executive officers and the Board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The General Counsel reviews the responses to the questionnaires and, if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairperson of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Certain Relationships and Related Transactions

During 2008, the Company did not participate in any transactions in which any of the director nominees, Class I and III directors, executive officers, any beneficial owner of more than 5% of the Company’s common stock, nor any of their immediate family members, had a material direct or indirect interest. In addition, none of director nominees, Class I and III directors, executive officers nor any of their immediate family members is or has been indebted to the Company.

Director Nomination Process

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination.

When identifying and evaluating candidates, the Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may retain a third-party search firm to assist the Committee in locating qualified candidates that meet the needs of the Board at that time. The search firm provides information on a number of candidates, which the Nominating Committee discusses. The Nominating Committee chair and some or all of the members of the Nominating Committee, as well as the Lead Director (see page 12 of this Proxy Statement for description of the Lead Director’s duties) and the Chief Executive Officer, will interview potential candidates that the Nominating Committee deemed appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the independence standards required by the New York Stock Exchange and as set forth in the Company’s Corporate Governance Principles, it will recommend the nomination of the candidate to the Board.

The Board of Directors believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Nominating Committee considers the evolving needs of the Board and searches for candidates that fill any current or future gap. The Board of Directors also believes that all directors must possess a considerable amount of business management and educational experience as well as meet the independence standards established in the Company’s Corporate Governance Principles. The Nominating Committee considers this experience and also issues of judgment, diversity, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

It is the Nominating Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Secretary of Fortune Brands, Inc. at 520 Lake Cook Road, Deerfield, Illinois 60015. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Our Restated Certificate of Incorporation and By-laws also contain procedures for nomination of directors by stockholders (see pages 54 and 55 of this Proxy Statement). The Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nominating Committee’s nomination process is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under the Company’s Corporate Governance Principles.

Communication with the Board

The Board and management encourage communication from the Company’s stockholders. Stockholders who wish to communicate with the Company’s management should direct their communication to the Chairman of the Board and Chief Executive Officer or the Secretary, 520 Lake Cook Road, Deerfield, Illinois 60015. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Secretary at the address above. The Secretary will forward communications intended for the Board to the Lead Director, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Lead Director

David M. Thomas, an independent director who serves as Chairman of the Audit Committee, was selected by the Board to serve as the Lead Director for all meetings of the non-management directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with management on Board and committee meeting agendas, as well as additional responsibilities that are more fully described in the Company’s Corporate Governance Principles.

Executive Sessions

Pursuant to the Company’s Corporate Governance Principles, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Lead Director chairs these sessions.

Meeting Attendance

Last year there were eight meetings of the Board. Each director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend. All of the directors were present at the 2008 Annual Meeting of Stockholders.

Board Committees

The Board has established an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee, a Nominating and Corporate Governance Committee and a Corporate Responsibility Committee. The Audit, Compensation and Stock Option, and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles. The charters of each committee are available on the Company’s website at www.fortunebrands.com/about/board.cfm.

A list of current Committee memberships may be found on the Company’s website at www.fortunebrands.com/about/board.cfm. The Committee memberships as of the date of this Proxy Statement are set forth below:

Name	Audit	Compensation and Stock Option	Corporate Responsibility	Executive	Nominating and Corporate Governance
Bruce A. Carbonari				C
Richard A. Goldstein		X			C
Ann F. Hackett		X			X
C. Clarkson Hine*			X
Pierre E. Leroy	X	X
A. D. David Mackay	X				X
Anne M. Tatlock		C	X	X
David M. Thomas	C			X	X
Ronald V. Waters, III	X		X
Norman H. Wesley			X	X
Peter M. Wilson		X	C	X

*	Mr. Hine serves as Vice President – Corporate Communications and Public Affairs of the Company. He is not a director of the Company.
An “X” indicates membership on the committee.
A “C” indicates that the director serves as the chair of the committee.

Audit Committee

The Audit Committee held five meetings in 2008. The Audit Committee also held four teleconferences to review and discuss earnings announcements. The Audit Committee’s primary functions are to:

•	Retain, subject to stockholder ratification, a firm of independent auditors to audit our financial statements and approve the scope of the firm’s audit;

•	Review reports and recommendations of our independent auditors;

•	Review the scope of all internal audits and related reports and recommendations;

•	Pre-approve all audit and non-audit services provided by our independent auditors;

•	Monitor the integrity of the Company’s financial statements;

•	Monitor compliance with financial reporting requirements;

•	Monitor the independence and performance of our independent auditors and the performance of our internal auditors;

•	Discuss the Company’s financial statements and its quarterly and annual reports to be filed with the SEC;

•	Review the Company’s policies regarding risk assessment and risk management;

•	Review the Company’s compliance programs;

•	Review and approve related person transactions and conflicts of interest involving directors, executive officers and first-tier operating company chief executive officers; and

•	Establish procedures for receiving and responding to concerns regarding accounting and auditing matters.

Each member of the Audit Committee, as of the date of this Proxy Statement (Messrs. Leroy, Mackay, Thomas and Waters), is financially literate, has accounting or financial management expertise and is an audit committee financial expert as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”). Each Audit Committee member has also been determined by our Board to be independent as such term is defined in Item 407(a) of Regulation S-K under the Exchange Act, Rule 10a-3 under the Exchange Act, the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles.

Corporate Responsibility Committee

The Corporate Responsibility Committee held four meetings in 2008. The Corporate Responsibility Committee’s primary functions are to review and recommend to the Board policies on the Company’s responsibilities to its employees and the community, such as employee safety, diversity and equal opportunity, philanthropic activities and the effect of Company operations on the environment.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee (the “Compensation Committee”) held five meetings in 2008. The Compensation Committee’s primary functions are to:

•	Administer our Long-Term Incentive Plans;

•

Designate key employees who may be granted stock options, performance awards and other stock-based awards, and determine the number of shares that are granted to such key employees, within specified limits;

•	Review and approve compensation and goals for the Chief Executive Officer and evaluate his or her performance, in consultation with the Company’s independent directors;

•	Set compensation for our officers who hold the office of Vice President or a more senior office and for the chief executive officers of our operating subsidiaries;

•	Determine incentive compensation awards for those senior officers under the Annual Executive Incentive Compensation Plan;

•	Retain any compensation consultants to assist in the evaluation of senior executive compensation and benefits;

•	Oversee management’s administration of supplemental retirement and other benefit arrangements, compensation agreements and severance agreements for executive officers; and

•	Review and approve the Compensation Discussion & Analysis and Compensation Committee Report to be included in the Proxy Statement.

Compensation Committee Authority and Delegation of Authority

The Compensation Committee may delegate any of its authority to a sub-committee. However, the members of the sub-committee must meet the same qualifications for membership on the Compensation Committee. Specifically, the members of the sub-committee must also be independent directors, as defined by the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles. During 2008, the Compensation Committee did not delegate any of its authority to a sub-committee.

The Company’s 2007 Long-Term Incentive Plan allows the Compensation Committee to delegate to an officer the right to designate key employees (other than members of senior management) to be granted stock options and the amount of options granted to each such key employee, provided that the Compensation Committee determines the aggregate number of stock options to be awarded and their terms and conditions. The Compensation Committee did not delegate this function and granted all stock options to all employees in 2007 or 2008.

Compensation Committee Procedures

The Compensation Committee directs management to prepare financial data used by the Compensation Committee in determining executive compensation. In addition,

members of the Company’s human resources department assist in the preparation of executive compensation tally sheets and historical information on compensation paid to executives. The Compensation Committee is presented with recommendations from management as to the level and type of compensation to provide to officers who hold the office of Vice President or a more senior office and for the chief executives of our operating companies. Members of the Company’s legal department provide the Compensation Committee with general advice on laws applicable to executive compensation and the directors’ fiduciary duties in setting compensation.

The Chief Executive Officer attends meetings of the Compensation Committee to discuss each of the officers’ performance for the year. The Chief Executive Officer’s feedback about the officers’ performance is essential in the Compensation Committee’s determination of each officer’s salary and target incentive compensation determinations. See pages 21 through 31 of this Proxy Statement for more information about how the Compensation Committee determines the executive officers’ compensation.

Compensation Committee Consultant

The Compensation Committee directly retains a nationally-recognized firm, Hewitt Associates, as its outside compensation consultant. The consultant regularly meets with the Compensation Committee and is included during executive sessions without the presence of management. In 2008, the outside consultant attended all five Compensation Committee meetings. Hewitt Associates is separately retained by the Company for pension plan and other employee benefits administration and consulting.

The outside compensation consultant assists the Compensation Committee by:

(i)	making recommendations regarding executive compensation consistent with the Company’s business needs, pay philosophy, market trends and latest legal and regulatory considerations;

(ii)	providing market data (including compiling the Survey Group and related performance data) as background to annual decisions regarding Chief Executive Officer and senior management base salary, bonus and long-term incentives;

(iii)	advising the Compensation Committee as to best practices for effectively structuring executive pay arrangements while representing stockholders’ interests; and

(iv)	summarizing alternative proposals that may have been considered in formulating final recommendations, the nature of discussions leading to a final proposal and the consultant’s rationale for supporting or opposing management’s proposal.

In conducting its assignment, the outside consultant may contact the Company’s management, including the Chairman of the Board and Chief Executive Officer as well as the Vice President – Compensation and Benefits and the Executive Director, Compensation and Benefits, to carry out its assignment. However, the compensation consultant reports directly to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of our Board’s Compensation Committee during the last fiscal year (that is, Messrs. Goldstein, Leroy and Wilson, Mrs. Hackett, Mrs. Tatlock and Dr. Ewers) has (i) served as one of our officers or employees; or (ii) any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended. None of our executive officers serve as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Company’s Board or our Company’s Compensation Committee.

Executive Committee

The Executive Committee did not meet in 2008. The Executive Committee has all the authority of the full Board, except for specific powers that are required by law to be exercised by the full Board. The Executive Committee may not amend the Certificate of Incorporation, adopt an agreement of merger, recommend actions for stockholder approval, amend the by-laws, elect, appoint or remove an officer or director, amend or repeal any resolutions of the Board, fix the Board’s compensation, and unless expressly authorized by the Board, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times in 2008. The Nominating Committee’s primary functions are to:

•	Recommend nominees for election as members of the Board;

•

Recommend directors for membership on the Audit Committee, Compensation and Stock Option Committee, Corporate Responsibility Committee and Nominating and Corporate Governance Committee, including their Chairpersons;

•	Recommend directors and executive officers for membership on other committees established by the Board;

•	Recommend compensation arrangements for non-employee directors;

•	Develop and recommend a set of corporate governance principles designed to foster an effective corporate governance environment;

•	Administer non-employee director stock and stock option plans;

•	Review the charters of Board committees; and

•	Manage the performance review process of the Board and its committees.

Other Corporate Governance Resources

The charters of each committee, the Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics and the Company’s Code of Ethics for the CEO and Senior Financial Officers are available on the Company’s website (www.fortunebrands.com/about/policies.cfm) and in print to any stockholder upon request.

2008 Director Compensation

Name*	Fees Earned or Paid in Cash ($) (1)(2)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)(7)	Total ($)
Patricia O. Ewers**	45,833	0	n/a	n/a	50,000	80,943	176,776
Richard A. Goldstein	84,583	116,858	n/a	n/a	n/a	6,891	208,332
Ann F. Hackett	82,708	116,858	n/a	n/a	n/a	588	200,155
Pierre E. Leroy	94,583	116,858	n/a	n/a	n/a	72,306	283,747
A.D. David Mackay	85,833	116,858	n/a	n/a	n/a	388	203,080
Anne M. Tatlock	97,708	116,858	n/a	n/a	10,000	1,891	226,457
David M. Thomas	120,833	116,858	n/a	n/a	n/a	639	238,331
Ronald V. Waters, III***	36,458	81,667	n/a	n/a	n/a	5,320	123,445
Norman H. Wesley****	20,000	0	n/a	n/a	n/a	19	20,019
Peter M. Wilson	88,333	116,858	n/a	n/a	n/a	1,891	207,082

*	Although Mr. Carbonari serves as a member of the Board, he does not receive any additional compensation for such service.
**	Fees are prorated based on retirement date of April 29, 2008.
***	Fees are prorated based on election date of July 30, 2008.
****	Fees are prorated based on Mr. Wesley’s retirement as an officer of the Company and the date he began to receive director fees, October 1, 2008.

(1)	Effective March 1, 2008, the annual fee for services as a non-employee director of the Company increased from $70,000 to $80,000. During 2008, members of the Audit Committee (Messrs. Leroy, Mackay, Thomas and Waters and Mrs. Tatlock) received an additional $7,500 for their service on that Committee. Mr. Waters and Mrs. Tatlock received a prorated Audit Committee fee due to their partial year of service on that Committee. Also during 2008, the chairperson of each of the Audit, Compensation and Stock Option, Corporate Responsibility and Nominating and Corporate Governance Committees were entitled to receive an additional fee of $15,000 for such service. Mr. Thomas and Mrs. Tatlock received $15,000 for their service as chairs of the Audit and Compensation and Stock Option Committees, respectively. Due to their partial year of service as a chair of the Nominating and Corporate Governance and Corporate Responsibility Committees, Messrs. Leroy and Wilson and Dr. Ewers received a prorated portion of this fee. Mr. Thomas received $20,000 for his service as Lead Director.

(2)	On June 2, 2008, each non-employee director, other than Mr. Wesley, received 1,700 shares of our common stock under the 2005 Non-Employee Director Stock Plan. In accordance with FAS 123R, the grant date fair value was $68.74 per share. On July 30, 2008, Mr. Waters received 1,426 shares of our common stock under the 2005 Non-Employee Director Stock Plan. In accordance with FAS 123R, the grant date fair value was $57.27 per share.

(3)	The aggregate number of outstanding stock options held by the non-employee directors (including retired directors) under the non-employee director stock option plans was 121,578 as of December 31, 2008. See “Certain Information Regarding Security Holdings” on pages 52 and 53 of this Proxy Statement for the number of stock options held by each current director as of February 27, 2009.

(4)	Under the retirement program for non-employee directors, directors elected prior to 1997 will receive an annual retirement benefit equal to the director’s fee at the time of retirement multiplied by the director’s years of service up to 1997, the year in which the accrual of years of service under the Plan was frozen. The retirement benefit is payable beginning in the year in which the director retires or attains age 65, whichever occurs later. Only Mrs. Tatlock and Dr. Ewers are eligible to receive this benefit. Due to the directors’ annual fee increasing during 2008, the value of the eligible directors’ retirement benefit increased.

(5)	In 2008, Dr. Ewers received her first annual payment in the amount of $80,000 under the retirement program and will continue to receive an annual payment until 2012.

(6)	Directors traveling on Company business are covered by our business travel accident insurance policy which generally covers all Company employees and directors. We also pay the cost of group life insurance coverage for non-employee directors.

(7)	All directors are covered under our matching gift program. Under this program, the Company makes a 100% match of gifts totaling up to $5,000 annually by the director to an eligible charitable institution.

Under our charitable award program, the Company will make contributions of up to $500,000 to a charitable, educational or other qualified organization designated by each eligible non-employee director elected prior to December 9, 2003. The contributions are made to the designated organization(s) on behalf of the director after the death of the director. Only Messrs. Leroy and Thomas and Mrs. Tatlock are eligible to participate in this program. For Mr. Leroy, $66,667 is included in the “All Other Compensation” column, which reflects the only cost incurred by the Company for 2008 relating to this program. This $66,667 expense was not paid to Mr. Leroy, but was an accounting accrual that reflects the Company’s obligation to make the charitable contribution. No additional accounting accruals will be made in the future on Mr. Leroy’s behalf, nor were any additional accruals made for other directors during 2008.

2002 Non-Employee Director Stock Option Plan. The 2002 Non-Employee Director Stock Option Plan expired on December 31, 2006. However, no stock options have been granted to non-employee directors since 2005. Under the terms of the Plan and prior to its suspension, each non-employee director who was first elected to the Board after April 30, 1997 was eligible to receive an annual grant of nonqualified stock options to purchase shares of our common stock under our stockholder-approved 2002 Non-Employee Director Stock Option Plan. The terms of the options granted under this plan are:

(i)	the option price per share is not less than fair market value at the time the option was granted;

(ii)	the option does not become exercisable until the holder has been a director for at least one year after the date of grant (except in the case of death or a change in control of the Company) and may generally be exercised for ten years from the date of grant;

(iii)	if the holder ceases to be a director by reason of death, disability or retirement after five or more years of service, the option will continue to be exercisable until the expiration date set forth in the option agreement, provided that an option may be exercised within one year from the date of death even though beyond the expiration date;

(iv)	if the holder ceases to be a director for any other reason, the option shall terminate and cease to be exercisable 30 days after cessation of service, except in the event of a change in control of the Company; and

(v)	the 2002 Non-Employee Director Stock Option Plan provides that each option has a limited right that, in the event of a change in control of the Company, is exercised automatically unless the Nominating Committee determines that the limited right is exercisable at some other time. This limited right entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and the greater of:

(a)	the highest price per share paid for shares of our common stock acquired in the change in control; and

(b)	the highest market value of shares of our common stock during the 60-day period beginning on the date of the change in control.

The option will be canceled to the extent of the exercise of the limited right.

Stock Ownership of Board Members

For information on the beneficial ownership of securities of the Company by directors and executive officers, see “Certain Information Regarding Security Holdings” on pages 52 and 53.

Compensation and Stock Option Committee Report

The Compensation and Stock Option Committee (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement.

Compensation and Stock Option Committee

Anne M. Tatlock, Chairwoman

Richard A. Goldstein

Ann F. Hackett

Pierre E. Leroy

Peter M. Wilson

The Report of the Compensation and Stock Option Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s executive compensation program is designed to attract, motivate and retain talented executives so the Company can produce superior results and maximize return to stockholders. Our pay for performance philosophy focuses executives’ efforts on delivering short-term and long-term financial successes for our stockholders. The Compensation Committee, which consists entirely of independent Board members, controls the executive compensation program for Company Vice Presidents and more senior officers as well as the chief executive officers of the Company’s three business segments.

Executive Compensation Objectives

The Company’s executive compensation objectives are to:

•	pay for performance;
•	attract, retain and motivate superior executives;
•	pay competitive levels of salary and total compensation; and
•	align the interests of management with the interests of stockholders.

Elements of Fortune Brands’ Compensation Program

The Company’s executive compensation program consists of the following:

•	base salary;
•	annual incentive bonuses;
•	long-term incentives;
•	health and related benefits;
•	limited perquisites;
•	retirement benefits; and
•	other post-employment benefits.

The Compensation Committee allocates compensation among these elements to provide the appropriate mix of:

•	short-term incentives and long-term incentives;
•	cash compensation and equity compensation; and
•	current compensation and retirement and other benefits.

Total direct compensation for executives, which consists of base salary, annual incentive bonuses and long-term incentives, is targeted to be in the 50th to 75th percentile of the Survey Group (described on page 23), although actual compensation can be above or below the targeted range due to Company performance, the price of the Company’s common stock and individual considerations described below. Base salary and annual incentive bonuses make up approximately one-third of total direct compensation. The remaining two-thirds is long-term incentive compensation. The one-third/two-thirds mix reflects the mix generally seen in competitive market data reviewed by the Compensation Committee. One or more compensation elements (base salary, short-term or long-term compensation) could be above the 75th or below the 50th percentile. If any element were dramatically outside of that range, that element or other elements would likely be adjusted accordingly. The greater emphasis on long-term incentives is designed to motivate management to generate successful results for the Company over the long term. These incentives are awarded primarily in the form of equity compensation to create ownership and align the interests of management with the interests of stockholders, which include avoiding excessive risk taking. The Compensation Committee believes that the mix and design of the elements of compensation do not incent management to assume excessive risks.

Impact of Individual Considerations in Setting Compensation

Although objective factors, such as Company performance and competitive market data, are the primary factors used by the Compensation Committee when it sets compensation levels, more subjective individual considerations also influence compensation decisions. For example, the Compensation Committee will take into account individual job performance, incumbent experience, retention needs, and an executive’s ability to impact future results for the Company. For each named executive officer, other than the Chief Executive Officer, the Compensation Committee receives information on such individual considerations from the Chief Executive Officer. The Chief Executive Officer discusses his evaluation of the named executive officers (other than himself) with the Compensation Committee and recommends compensation levels for such officers. In preparing that recommendation, the Chief Executive Officer assesses the performance of each named executive officer based upon his day-to-day interactions with such persons throughout the year. The Chief Executive Officer discusses any retention concerns at this time as well. The Compensation Committee takes the Chief Executive Officer’s recommendations into account, along with competitive market data and Company performance, when setting compensation levels.

Chief Executive Officer’s Compensation

The Compensation Committee meets in executive session to evaluate the Chief Executive Officer’s performance and determine his total compensation. The Compensation Committee then reviews with the entire Board, in executive session, the compensation of the Chief Executive Officer. After reviewing competitive compensation data provided by the Compensation Committee’s outside consultant, the Compensation Committee assesses the individual contributions of the Chief Executive Officer as well as the Company’s financial and operating performance in light of the general economic conditions. The Chief Executive Officer’s goals are discussed by the entire Board, in executive session, at the beginning of each year and are in areas such as operating performance, integration of acquired operations, social responsibility measures and succession planning. Achievement of these goals are factors considered by the Compensation Committee, along with competitive market data and Company performance, when setting the Chief Executive Officer’s compensation.

As with other named executive officers, the Company’s goal for the compensation of its Chief Executive Officer is to be in the 50th to 75th percentile of the Survey Group (defined below). Mr. Carbonari’s 2008 salary and target annual bonus place him at about the 50th percentile of chief executive officers in the Survey Group. Generally, the compensation of the Company’s named executive officers differs only in amount; the policies do not significantly differ. The disparities in Mr. Carbonari’s compensation as compared to that of the other named executive officers exist because his responsibilities are greater and his ability to impact the future of the Company is greater. Additionally, in the general marketplace for executive talent, chief executive officers are compensated more than other named executive officers.

Use of Tally Sheet

During 2008, the Compensation Committee used tally sheets to assist in analyzing named executive officers’ total compensation and various elements of their compensation, including salary, annual and long-term incentive payments and retirement benefits, as well as potential accumulated wealth under equity programs. This assessment also included a review of compensation payable in connection with a separation of employment under various separation scenarios, such as voluntary separation, involuntary separation and separation following a change in control.

Survey Group

The Compensation Committee compares the Company’s executive compensation program to a group of consumer products companies (the “Survey Group”). In 2008, the Compensation Committee reviewed the companies in the Survey Group and determined that the Survey Group should consist of the following 25 consumer products companies with median 2007 revenue of $12.3 billion. The Survey Group consists of companies that are either primary competitors of the Company or that are premier consumer products companies. In either case, we believe we compete with these companies for talented executives. The Survey Group consists of:

3M Company

Alberto-Culver Company

Anheuser-Busch Companies, Inc.

Black & Decker Corporation

The Brunswick Corporation

Campbell Soup Company

Colgate-Palmolive Company

Diageo plc

Emerson Electric Co.

General Mills, Inc.

Hershey Foods Company

Illinois Tool Works Inc.

Kellogg Company

Kohler Co.

Kraft Foods Inc.

Masco Corporation

Molson Coors Brewing Company

Newell Rubbermaid Inc.

Nike, Inc.

S.C. Johnson & Sons, Inc.

Sara Lee Corporation

The Sherwin-Williams Company

The Stanley Works

Unilever NV

Whirlpool Corporation

Base Salary

The Compensation Committee sets base salaries annually. When determining base salary levels for the Chief Executive Officer and other named executive officers, the Compensation Committee evaluates base salary levels of similar positions in the Survey Group. Base salaries recognize and reward individual skills and experience as well as sustained job performance. The Compensation Committee generally sets base salaries to be in the 50th to 75th percentile of the Survey Group, however, salaries may fall outside of this range under certain circumstances, such as exceptional individual performance, long tenure with the Company, or retention concerns. For 2008, increases in salaries for the named executive ranged between 0% and 3.5%, except for Mr. Carbonari, whose salary increased 27.2% due to his promotion to Chief Executive Officer. For 2009 the named executive officers received no increase in salary as a cost savings measure in response to the difficult economic conditions in which the Company is operating, with the exception of an increase for Mr. Klein due to a promotion and assignment of additional responsibilities.

Annual Incentive Bonuses

The Company’s Annual Executive Incentive Compensation Plan is a cash-based, pay-for-performance annual incentive plan. It was approved by stockholders in 2007 and is generally designed and implemented to satisfy Internal Revenue Code requirements for considering bonuses to be “performance-based compensation.” The plan covers Vice Presidents and more senior officers. The annual incentive plan rewards performance that meets or exceeds earnings per share targets set by the Compensation Committee at the beginning of each year.

The Company believes that earnings per share is an appropriate measure for annual incentive bonuses because it provides the executives with an incentive to achieve favorable current results, while also producing long-term growth for the Company. Actual earnings per share targets are derived from operating income growth goals for each of the Company’s operating segments. In setting operating segment income growth goals, the Company considers the historical performance of competitors in each industry in which the Company does business as well as current and anticipated market conditions.

To determine annual bonus amounts, the Compensation Committee first sets a target level of bonus as a percentage of salary for each of the named executive officers in the following amounts for 2008: Mr. Carbonari 110%; Mr. Wesley 110%; Mr. Omtvedt 75%; Mr. Roche 60%; Mr. Klein 60%; and Mr. Hausberg 50%. The more responsibility and the greater the scope of an executive’s position, the higher the target bonus percentage will be. The Compensation Committee chose the target bonus levels because they are competitive with the Survey Group and therefore support our executive compensation objective of offering competitive compensation, and because of the subjective factors described on page 22. Actual bonus payments can range from 0-200% of the target amount, based on earnings per share performance.

In almost all cases bonuses are determined based solely on earnings per share growth; however the Compensation Committee does have the discretion to adjust annual incentive bonuses up or down based on an executive’s individual performance. The Compensation Committee did not exercise its discretion to adjust annual incentive bonuses for any executives in 2006, 2007 or 2008. There are no individual performance goals under the annual bonus plan.

Specific performance targets in 2006, 2007 and 2008 for earnings per share growth before charges/gains were rigorous and set sufficiently high to require superior performance. In fact, in the nine years beginning in 2000, the Company has hit the maximum earnings per share growth target only once. In 2006, the earnings per share growth target was an increase of 8% from the 2005 level. For 2007, the earnings per share growth target was –3% as compared to 2006 earnings per share (with a maximum payout if earnings per share grew 5%). For 2008, the earnings per share growth target was -2% as compared to 2007 earnings per share (with a maximum payout if earnings per share grew 10%). The Compensation Committee’s determination of target earnings per share growth was based on the current and anticipated conditions of the markets in which the Company does business. For 2008, there was no payout of annual incentive awards to the named executive officers as the earnings per share growth did not achieve the minimum 60% of target.

Long-Term Performance Incentives: Stock Options, Performance Share Awards and Restricted Stock Units

Other than a one-time grant of restricted stock units to Mr. Wesley, all regular long-term incentive payment opportunities are performance-based. The Company designed its Long-Term Incentive Plan, which was approved by stockholders, to ensure that incentive compensation reflects the profitability of the Company and the performance of the Company’s common stock. The Company offers a combination of awards, each intended to reward specified results. These awards promote a long-term view, reward long-term positive performance of the Company, and are intended to align executives’ interests with stockholders’ interests.

In 2008, except as described below, long-term incentives provided by the Company consisted of 1) stock options, and 2) performance share awards (based on a three-year performance period) along with dividend equivalents on earned performance shares. In 2008, the mix between stock options and performance awards was approximately 40% stock options and 60% performance awards. The Compensation Committee believes this mix provides an adequate incentive to management to perform well for stockholders and is more aligned to market comparables. In addition, in 2008 the Compensation Committee granted a special one-time restricted stock unit award to named executive officers, other than Mr. Carbonari, and other executives whose incentive compensation is based in whole or in part on the performance of the Company’s Home and Hardware business. The purpose of this special grant was both to aid in retention of top-performing executives and to recognize efforts that outperform our markets during an exceptionally challenging business environment. For named executive officers, the restricted stock unit grants were designed to qualify as “performance-based compensation” and therefore allow the Company to receive a tax deduction for such grants.

Other than by a general desire to keep total direct compensation in the 50th-75th percentile range, levels of long-term incentive grants are not directly influenced by the levels of other elements of compensation.

Stock Options

The Company awards stock options because it believes they serve a valuable purpose in aligning executive officers’ interests with stockholders’ interests as executives do not benefit unless the Company’s stockholders benefit. Because stock options vest over time, they serve not only as an incentive for superior performance, but also as a retention device.

The Compensation Committee typically grants stock options at a regularly scheduled meeting in September each year and the grant date is the date of that meeting. In 2008, the Compensation Committee also made a special grant to Mr. Carbonari at its February meeting in response to his promotion to the Chief Executive Officer position. The Compensation Committee sets the exercise price of stock options at the quoted closing price for the Company’s common stock on the New York Stock Exchange on the date of grant.

Stock options cannot be exercised unless the recipient remains employed by the Company for at least one year from the grant date. The stock options vest ratably over a three-year period and have a seven-year exercise period. However, the special stock option grant made to Mr. Carbonari in February 2008 will vest over a five-year period.

Stock options are performance-based in that their value is inherently based on the Company’s stock price performance; they have no value to the executive if the stock price does not increase from the grant or exercise price. Vesting of stock options is time-based. The Compensation Committee determines the amount of stock options granted primarily based on competitive market data for the Survey Group, although individual considerations may influence the size of the grant, as described on page 22 above. The Compensation Committee determined the amount of Mr. Carbonari’s special stock option grant based on competitive data and after consultation with its outside consultant.

Performance Share Awards

Performance share awards provide executives with an opportunity to earn shares of Company common stock if the Company achieves specified performance targets over a three-year performance period. The Company believes that it is appropriate to award performance shares to executives because they are complementary to, and therefore provide different incentives than, stock option awards in two respects. First, the shares are only earned if the performance targets are met. Second, the performance shares provide incentive and promote retention even in a down market as long as the Company continues to meet its financial objectives, which are to outperform the Company’s estimate of market performance.

Performance shares are earned based on achievement of average return on invested capital and cumulative earnings per share growth targets. Return on invested capital and earnings per share growth targets are derived from analyzing and setting operating goals for each of the Company’s operating companies, and then calculating overall targets for the Company. These two performance measures are used because the Company believes they drive long-term stockholder value creation, one capturing growth (earnings per share) and the other capturing returns (return on invested capital). Performance share awards are based on performance targets approved by the Compensation Committee at the beginning of each three-year performance period.

No performance shares will be paid unless at least an established minimum of the targeted consolidated return on invested capital and cumulative diluted earnings per share are achieved. The following matrix shows the percentage of the target number of shares that will be paid to an executive for a given level of performance during the 2008-2010 performance period:

Diluted Cumulative EPS		% of Performance Shares Earned
	Maximum	100	125	150
	Target	75	100	125
	Minimum	50	75	100
		Minimum	Target	Maximum

		Average Annual ROIC

The earnings per share and return on invested capital goals set by the Compensation Committee for the 2008-2010 period are rigorous and were set sufficiently high to require superior performance for target and maximum payouts. In the nine year period beginning 2000, the maximum payout was reached twice. To illustrate that the

Company has a practice of setting rigorous targets for performance share awards, the following table discloses minimum, target and maximum goals for the 2006 to 2008 performance period:

Metric	Minimum	Target	Maximum
Dilutive Cumulative earnings per share	$14.73	$16.22	$17.83

Ending Return on Invested Capital	9.9%	10.4%	11.0%

In the 2006-2008 period, diluted cumulative earnings per share was $14.40 and ending return on invested capital was 7.96% resulting in no payout to executives for this period. Under the Plan, goals are adjusted to reflect the impact of significant transactions, accounting changes and certain non-recurring events. For example, the goals in the chart above were adjusted to reflect the acquisition of SBR, Inc. in 2006. In addition, goals were adjusted to reflect the following events in 2008: the repurchase of a minority interest in Beam Global Spirits & Wine, Inc. (“Beam”); an early exit by Vin & Sprit from the Future Brands LLC joint venture; the acquisition by Beam of Cruzan rum; and other corporate restructurings.

If minimum performance share award measures are met, executive officers who receive performance awards will earn cash dividend equivalents equal to the cash dividends that would have been paid on the shares had the recipient owned the shares during the performance period. Dividend equivalents are not paid until the performance period has ended. Because there was no payout for the 2006-2008 period, no dividend equivalents were paid.

Restricted Stock Units

As mentioned above, in February 2008, the Compensation and Stock Option Committee approved a new retention program for certain executives, including Messrs. Omtvedt, Klein, Roche and Hausberg, which consisted of a grant of performance-based restricted stock units (“RSUs”). The Committee determined that the Company was in danger of losing experienced executive talent at a time when their experience and skills were needed the most due to external market conditions and challenges. Each RSU is equal to one share of the Company’s common stock. RSUs provide executives with an opportunity to earn shares of Company common stock. The RSUs are only earned if performance targets are met and the executive remains employed until December 31, 2010 (or employment ends earlier due to death, disability or retirement).

RSUs are earned based on achievement of 75% of the Company’s cumulative earnings per share goals set for the performance share awards 2008-2010 performance period. This restricted stock unit award was based on performance targets approved by the Compensation Committee at the beginning of 2008. No RSUs will be paid unless the performance goals are achieved. The amount of RSUs granted to executives was based on a goal to keep total compensation within the targeted 50th-75th percentile of market compensation levels for each position, while also providing a compelling retention incentive.

In February 2008, Mr. Wesley was also awarded a grant of restricted stock units. Mr. Wesley’s restricted stock unit grant differs in that payment will only be made if he strictly adheres to certain non-compete and confidentiality covenants from the time of his retirement until December 31, 2010.

Legacy Long-Term Compensation Program for Mr. Carbonari

Prior to 2007, while Mr. Carbonari was Chairman and Chief Executive Officer of a subsidiary of the Company, Fortune Brands Home & Hardware, he participated in long- term compensation programs provided to executives of that subsidiary. Although he no longer receives grants for future performance periods under the subsidiary’s programs, he is still eligible to receive payments based on past grants. Mr. Carbonari earned a cash long-term incentive payment based on the financial performance of Fortune Brands Home and Hardware for the 2005 to 2007 period. Mr. Carbonari was eligible to earn a cash long-term incentive payment based on the financial performance of Fortune Brands Home & Hardware for the 2006 to 2008 period. However, no payout was earned for this period. Any payment is based on operating income and return on net taxable assets achieved by the Home and Hardware business. Now that Mr. Carbonari is employed by and a named executive officer of Fortune Brands, he no longer receives long-term incentive grants under the Home & Hardware incentive programs.

Health and Related Benefits

The Company’s health and related benefits include medical, dental, life, disability, accidental death and dismemberment and travel accident coverage. The Company’s health and related benefit programs are designed to be competitive with those of other large corporations. The majority of health and related benefits provided to executive officers are offered through broad-based plans applicable to all employees.

Perquisites

The Company provides named executive officers with limited perquisites that are not provided to other employees in order to be competitive with perquisites provided to executives at other companies. In 2008, use of the Company aircraft was provided to certain executives who reimburse the Company (Messrs. Carbonari, Wesley and Omtvedt only). In addition, Mr. Carbonari was reimbursed as a business expense a one-time fee of $78,000 for his admission to a golf club. In 2007, the only perquisite provided was use of the Company aircraft for certain executives who reimbursed the Company (Messrs. Carbonari, Wesley and Omtvedt only). In addition to use of the Company aircraft in 2007, Mr. Carbonari received relocation benefits when he relocated his residence at the Company’s request. The Company, in conjunction with its practice, reimbursed relocation expenses (principally real estate brokerage commissions, temporary housing expenses and moving expenses) for Mr. Carbonari, including reimbursement for the income taxes on the relocation expenses. In 2006, the following perquisites were provided to named executive officers: automobile allowance; financial planning; and golf club dues. However, these additional perquisites were eliminated for 2007 with corresponding salary adjustments.

Retirement Benefits

The Company believes that it is appropriate to provide retirement benefits to executives to recruit and retain executives. The Company provides retirement benefits to executives through a combination of a tax-qualified pension plan, a tax-qualified defined contribution plan and a nonqualified defined benefit and defined contribution plan. The Company also believes that it is appropriate to provide nonqualified plan benefits to make executives whole for the amount of benefit they would have received under the qualified plans but for the limitations on contributions and benefits imposed by the Internal Revenue Code. The nonqualified plan provides supplemental pension and profit sharing benefits that allow these executives to receive contributions and benefits at the same rate applicable to all other employees of the Company.

Certain executives are not eligible to participate in the tax-qualified pension plan. As a result, these executives’ entire pensions are provided on a nonqualified basis. In addition, prior to 1999 certain executive officers were granted a pension formula not generally available to all employees. In 1999, the Compensation Committee discontinued granting these benefits to any new executives for cost reasons. For service on and after January 1, 2008, the pension formula was reduced so that all executives, including those under the special formula described above, will earn pension benefits under the same formula applicable to all Company employees. The amount of benefits provided by each retirement plan and the pension formulas applicable to named executive officers are described in more detail on pages 38 through 40 of this Proxy Statement.

To retain current executives, the Company continued its past practice of contributing annually to employee grantor trusts to secure the supplemental retirement benefits of certain executives. These trusts have been approved by stockholders. They are described in more detail on pages 33 and 38 through 40 of this Proxy Statement.

Severance and Change in Control Agreements

The Company has a long-standing practice of entering into severance and change in control agreements with its named executive officers. The agreements generally provide for severance benefits in the event of involuntary termination of employment or termination by the executive for “good reason”. No payments are made if employment is terminated due to death, disability or cause. Executives will receive enhanced benefits if a termination of employment follows a change in control of the Company. The change in control agreements are “double” trigger (both a change in control and involuntary termination of employment or termination by the executive for “good reason” must occur to receive payment). The Company believes these agreements are necessary in order to ensure the continuity of management and to allow executives to focus on serving the Company in a change of control situation without the distraction of concern for their employment. These agreements are described in more detail on pages 41 through 44 of this Proxy Statement.

In 2007, the Company reviewed the then-existing severance and change in control agreements and the Compensation Committee determined that these agreements should be revised: 1) to update the agreements for new tax regulations governing deferred compensation; 2) to make the agreements uniform among the executives; and 3) to modify certain provisions in a manner more favorable to the Company. For example:

•

The full tax “gross-up” provision that makes executives whole in the event the excise tax under Section 280G of the Internal Revenue Code applies was changed to provide that, to a specified extent, payments to the executive will be reduced to eliminate the excise tax. The Company believes that it is economically inefficient to pay the large gross-up payment if the excise tax can be avoided by a defined reduction in the executive’s payments.

•

The definition of “good reason” in the severance agreements (which allows an executive to terminate employment and receive severance benefits) was substantially narrowed while the definition of “cause” (which allows the Company to terminate the executive’s employment without paying severance benefits) was broadened. The Company found the existing “good reason” definition to be too broad as it would restrict the Company’s ability to make certain reductions in executive pay and benefits that the Company might otherwise believe were warranted or advisable.

•	Certain payments tied to the highest of several bonus payments were modified to tie to a target bonus amount.

At the time the severance and change in control agreements were reviewed by the Company, it sought outside advice regarding the level of severance benefits provided under the agreements. Based on the market information it received and the collective experience of its individual members, the Compensation Committee determined, and continues to believe, that the level of benefits (and the multiplier of base salary and bonus) was and is generally appropriate for executives at the level of the Company’s named executive officers.

Retention Arrangement with Mr. Carbonari

In 2002, the Company extended a special retention arrangement to Mr. Carbonari. At the time, Mr. Carbonari was employed by one of the Company’s subsidiaries and had been identified through the succession planning process as an employee with a very high potential but that the Company was at risk of losing. The arrangement was intended to encourage Mr. Carbonari to stay with the Company and perform well until retirement. Under this arrangement, if Mr. Carbonari remains employed until his normal retirement age (or an early retirement date if approved by the Compensation Committee), he will receive a single payment equal to three times his base salary at the time of retirement. This arrangement is described in greater detail on page 44 of this Proxy Statement.

Stock Ownership Guidelines

The Company believes it is important for executive officers and directors to have a significant investment in the Company so that their interests are better aligned with stockholders. Accordingly, the Company has established stock ownership guidelines for executives and directors. The Compensation Committee annually reviews executives’ compliance with the Company’s stock ownership guidelines. In 2008, the Compensation Committee compared the guidelines to similar guidelines adopted by other companies and determined that the Company’s guidelines required an appropriate level of stock ownership. The guidelines are:

Chairman and Chief Executive Officer	4 times salary
President and Chief Operating Officer	3 times salary
Senior Vice Presidents and First-Tier Subsidiary Chief Executive Officers	2 times salary
Vice Presidents	1 time salary
Directors	3 times annual fee

The guidelines allow executives and directors five years to meet the guidelines. In July 2008, the Compensation Committee determined that all named executive officers met these guidelines.

The Company has a formal policy prohibiting any director, officer or chief executive officer of a first-tier subsidiary from hedging the risk of owning Company common stock or trading in derivatives of the Company.

Tax Treatment

The Company generally receives a tax deduction for payments to executives under its annual and long-term incentive plans. The Internal Revenue Code limits the income tax deduction that the Company may take for compensation paid to the Chief Executive Officer and the other named executive officers. The limit is $1 million per executive per year. However, performance-based compensation is excluded from the limitation. All compensation of named executive officers is fully tax deductible by the Company with the exception of $315,407 primarily due to employee grantor trust funding (described in footnote 4 to the Summary Compensation Table on page 33). The Compensation Committee intends that the annual incentive bonus, stock options and performance share awards, and the 2008 restricted stock unit grants, qualify as performance-based compensation so that these awards will be deductible by the Company.

2008 COMPENSATION

It is important to note that the Summary Compensation Table below reflects many types of compensation, such as unvested stock options, that are contingent in nature. The table lists values for contingent compensation based solely on estimates and/or valuation under accounting rules. Therefore, the Chief Executive Officer and other named executives may never realize the value of certain items included under the column headed “Total”, or the amounts realized may differ materially from the amount listed in the Summary Compensation Table and related footnotes. In addition, equity compensation is reported in several different tables in this Proxy Statement. For that reason, investors should take care to not “double count” equity awards. See “2008 Director Compensation” beginning on page 18 for information regarding compensation of our directors, which is incorporated by reference herein.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(4)	All Other Compen- sation ($)(5)	Total ($)
	A	B	C	D	E	F	G	H	I
Bruce A. Carbonari	2008	1,100,000	0	0	2,195,077	0	458,021	417,683	4,170,781
Chairman of the Board and CEO*	2007	865,000	0	(67,635)	1,331,043	1,101,962	285,085	626,073	4,141,528

Norman H. Wesley	2008	937,500	0	968,772	262,194	0	0	456,138	2,624,604
Former Chairman of the Board*	2007	1,250,000	0	(435,766)	2,708,038	1,243,000	1,043,616	(653,373)	6,462,261
	2006	1,166,000	0	4,309,719	2,912,885	1,553,200	401,002	455,116	10,797,922

Craig P. Omtvedt	2008	630,300	0	0	920,239	0	215,414	208,925	1,974,878
Senior Vice President and CFO	2007	609,000	0	(177,416)	1,565,553	412,902	418,171	254,692	3,082,902
	2006	575,000	0	1,762,952	1,450,612	522,200	306,412	211,530	4,828,706

Mark A. Roche	2008	522,700	0	0	787,407	0	188,708	112,394	1,611,209
Senior Vice President, General Counsel and Secretary	2007	505,000	0	(116,423)	658,382	273,912	209,776	140,098	1,670,745
	2006	478,000	0	1,146,902	797,194	347,300	161,838	121,861	3,053,095

Christopher J. Klein	2008	474,000	0	0	643,392	0	64,453	70,814	1,252,659
Senior Vice President**	2007	458,000	0	(116,423)	629,799	248,419	43,223	76,565	1,339,583
	2006	425,000	0	1,146,902	796,718	308,800	61,601	114,084	2,853,105

Mark Hausberg	2008	365,000	0	0	254,129	0	118,793	90,947	828,869
Senior Vice President – Finance and Treasurer***	2006	335,000	0	447,047	426,930	202,800	91,741	93,114	1,596,632

*

Effective, October 1, 2008, Mr. Wesley retired as Chairman of the Board and Mr. Carbonari was elected Chairman of the Board and Chief Executive Officer. Mr. Carbonari was elected President and Chief Executive Officer and Mr. Wesley was re-elected Chairman of the Board effective January 1, 2008. In 2007, Mr. Carbonari served as President and Chief Operating Officer and Mr. Wesley served as Chairman and Chief Executive Officer.

**	Effective February 9, 2009, Mr. Klein’s title changed from Senior Vice President—Strategy and Corporate Development to Senior Vice President.
***	In 2007, Mr. Hausberg was not a “named-executive officer” and therefore his compensation for that year is not included in the chart above.

(1)	Equity Assumptions: The amounts listed in columns D and E are performance based compensation (with the exception of Mr. Wesley’s 2008 restricted stock unit grant reflected in column D) and reflect the amounts expensed (or reversed) in the Company’s 2006, 2007 and 2008 financial statements for stock options and stock awards (see footnote 1 to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal years ended December 31, 2006, 2007 and 2008).

(2)	Non-Equity Incentive Plan: Column F lists amounts we disclosed as “Bonus” in years prior to 2006 under securities rules then in effect. We call this Plan the Annual Incentive Plan. Refer to the Compensation Discussion and Analysis on page 24 of this Proxy Statement for more details on the non-equity incentive plan. Solely with respect to Mr. Carbonari, for 2007 this column also includes a cash long-term incentive payment that was granted to him in 2005 when he was employed by a subsidiary of the Company. The payment was based on that subsidiary’s financial performance over the 2005-2007 performance period. For 2008, Mr. Carbonari was eligible to earn a cash long-term incentive payment based on that subsidiary’s financial performance over the 2006-2008 performance period; however no payment was earned. (see page 28 of the Compensation Discussion and Analysis of this Proxy Statement).

(3)	Increase in Actuarial Value of Defined Benefit Pension: Column G includes an estimate of the 2006, 2007 and 2008 increases in actuarial value of the named executive officers’ defined benefit pension plan benefit. These estimates were calculated by determining the difference between the normal retirement age benefits accrued as of December 31, 2005 and December 31, 2006, the normal retirement age benefits accrued as of December 31, 2006 and December 31, 2007, and the normal retirement age benefits accrued as of December 31, 2007 and December 31, 2008. The narrative and footnotes following the Pension Benefits table on page 38 provide additional detail about the Company’s pension plans.

(4)	Employee Grantor Trusts: The named executive officers listed in the Summary Compensation Table are not currently covered under the Company’s tax-qualified defined benefit pension plan (except for Mr. Klein). As a replacement, pension benefits are provided under our Supplemental Plan and employee grantor trust arrangements were established to fund these benefits. These employee grantor trust arrangements have been approved by stockholders. Contributions to fund these benefits are taxable to executives.

In 2008, the contributions were made to employee grantor trusts (net of tax withholding) in the following amounts: $77,623 for Mr. Carbonari, $0 for Mr. Wesley, $74,101 for Mr. Omtvedt, $216,569 for Mr. Roche, and $45,538 for Mr. Hausberg. These executives were reimbursed for taxes on earnings of the trust related to pension benefits in the following amounts: $80,675 for Mr. Carbonari, $151,542 for Mr. Wesley, $57,134 for Mr. Omtvedt, $33,604 for Mr. Roche, and $30,180 for Mr. Hausberg. Contributions are not listed in column H because they were made to fund supplemental retirement benefits that are disclosed in the Pension Benefits table on page 38 and the narrative that follows it. However, the reimbursement for taxes on the contributions are included in Column H.

(5)	Perquisites: Column H includes the following amounts of perquisites for 2008: $167,103 for Mr. Carbonari; $63,864 for Mr. Wesley; $41,185 for Mr. Omtvedt; $0 for Mr. Roche; $0 for Mr. Klein and $0 for Mr. Hausberg. In 2008, limited use of the Company aircraft was provided to executives who reimburse the Company (Messrs. Carbonari, Wesley and Omtvedt only). In addition, Mr. Carbonari was reimbursed as a business expense, a one-time fee of $78,000 for his admission to a golf club. In 2007, the only perquisites were relocation benefits and limited use of the Company aircraft. In 2006, the following perquisites were also provided: automobile allowance; financial planning; and country club dues. However, these additional perquisites were eliminated for 2007 with corresponding salary adjustments.

The aggregate incremental cost of perquisites is generally the cost of such items to the Company. Although Messrs. Carbonari, Wesley and Omtvedt used Company aircraft for personal use in 2008, 2007 and 2006, they reimbursed the Company for their number of hours of personal flight time. The difference between the Company’s aggregate incremental cost of personal aircraft usage and the amount paid by the executive is due in part to the incremental cost to reposition Company aircraft; this difference is included in column H. Specifically, for 2008, the Company’s cost of personal aircraft usage not reimbursed by executives is $89,103 for Mr. Carbonari, $63,864 for Mr. Wesley and $41,185 for Mr. Omtvedt. The calculation of incremental cost of personal aircraft usage is based on variable cost to the Company, including fuel costs, crew expenses, landing fees and other miscellaneous variable costs.

Defined Contribution Benefits, Nonqualified Plan Earnings and Tax Reimbursements: The amount in column H also includes: (a) Company contributions to the tax qualified defined contribution plan of the Company, (b) profit-sharing amounts under the Company’s Supplemental Plan, and (c) tax reimbursements with respect to defined contribution benefits. We describe these benefits below.

(a)	Defined Contribution Plan Contributions. Company contributions for 2008 to the Company’s tax qualified defined contribution plan were $22,620 for each of Messrs. Carbonari, Wesley, Omtvedt, Roche, $27,220 for Mr. Klein and $26,456 for Mr. Hausberg.

(b)	Supplemental Plan. The Supplemental Plan credits certain executives with amounts that would have been contributed to their accounts under the tax qualified defined contribution plan but for the limitations on contributions imposed by the Internal Revenue Code. Profit-sharing credits earned under our Supplemental Plan for 2008 were: $120,965 for Mr. Carbonari; $146,288 for Mr. Wesley; $60,990 for Mr. Omtvedt; $42,496 for Mr. Roche; $36,931 for Mr. Klein; and $22,227 for Mr. Hausberg. These amounts were credited to executives’ accounts in early 2009.

For all named executive officers except Messrs. Carbonari and Klein, to meet the Company’s obligations to provide these profit-sharing benefits under the Supplemental Plan, the Company partially funded these benefits through employee grantor trusts approved by stockholders. The Company funds only the amount sufficient to provide the expected after-tax profit-sharing benefit.

(c)	Tax Reimbursements. The defined contribution credits to the Supplemental Plan are subject to Medicare tax. In 2008, the Company reimbursed the named executive officers for Medicare taxes in the amount of: $2,907 for Mr. Carbonari, $3,515 for Mr. Wesley, $1,466 for Mr. Omtvedt, $1,021 for Mr. Roche, $888 for Mr. Klein, and $534 for Mr. Hausberg. In addition, for those executives with employee grantor trusts described in (b) above, the Company reimbursed the executive for taxes on earnings of trust in the amount of $36,034 for Mr. Wesley, $11,677 for Mr. Omtvedt, $4,695 for Mr. Roche, and $4,349 for Mr. Hausberg. Executives receive only the after-tax defined contribution benefit from these trusts.

Long-Term Disability Reimbursement: Column H includes amounts that the Company reimburses for the cost of premiums for long-term disability insurance coverage. This reimbursement is provided to all employees and is not an incentive benefit. The reimbursement is taxable to the employee. The amount of long-term disability reimbursement in 2008 was $1,033 for each named executive officer, except for Mr. Wesley. Due to Mr. Wesley’s retirement in 2008, the amount of long-term disability reimbursement was $775.

Premiums for Life Insurance: The Company provides an additional life insurance program for Messrs. Carbonari, Wesley, Omtvedt, Roche, and Klein. The amounts set forth in column H include the dollar value of insurance premiums paid by the Company in 2006, 2007 and 2008. For 2008, these amounts were: $22,380 for Mr. Carbonari; $31,500 for Mr. Wesley; $12,820 for Mr. Omtvedt; $6,925 for Mr. Roche; $4,741 for Mr. Klein; and $6,168 for Mr. Hausberg.

2008 GRANTS OF PLAN-BASED AWARDS

Name and Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Value of Stock and Option Awards ($)(1)
	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bruce A. Carbonari
2/25/2008(2)	847,000	1,210,000	2,420,000
2/25/2008(3)				19,700	39,400	59,100				2,839,558
2/25/2008(5)								200,000	$66.79	2,167,933
9/29/2008(5)								200,000	$57.01	1,779,420

Norman H. Wesley
2/25/2008 (2)	962,500	1,375,000	2,750,000
2/25/2008(4)							50,000			3,603,500

Craig P. Omtvedt
2/25/2008(2)	330,908	472,725	945,450
2/25/2008(3)				7,750	15,500	23,250				1,117,085
2/25/2008(4)					19,500					1,405,365
9/29/2008(5)								78,800	$57.01	701,091

Mark A. Roche
2/25/2008(2)	219,534	313,620	627,240
2/25/2008(3)				5,100	10,200	15,300				735,114
2/25/2008(4)					12,900					929,703
9/29/2008(5)								52,000	$57.01	462,649

Christopher J. Klein
2/25/2008(2)	199,080	284,400	568,800
2/25/2008(3)				5,950	11,900	17,850				857,633
2/25/2008(4)					13,200					951,324
9/29/2008(5)								100,600	$57.01	895,048

Mark Hausberg
2/25/2008(2)	127,750	182,500	365,000
2/25/2008(3)				2,150	4,300	6,450				309,901
2/25/2008(4)					5,100					367,557
9/29/2008(5)								19,000	$57.01	169,045

(1)	The grant date value of stock option awards is the value that will be expensed in the Company’s financial statements over the vesting period based on the Black-Scholes value of $8.8971 for the September 29, 2008 grant. The Black-Scholes value for Mr. Carbonari’s one-time special grant on February 25, 2008 was $10.839665.

(2)	The numbers in this row reflect the range of potential payments under the Annual Executive Incentive Plan. Mr. Wesley retired in September 2008 and would have been eligible to receive a payout under this Plan. No payments were earned by Mr. Wesley, or any other executive officer, in 2008. See page 24 for additional information.

(3)	The numbers in this row reflect the range of potential performance shares that may be awarded.

(4)	This row reflects the number of restricted stock units that were awarded, whose vesting is subject to achievement of certain performance goals. For Mr. Wesley, vesting of the award is subject to compliance with certain non-compete provisions and confidentiality.

(5)	This row reflects stock options granted in 2008. Mr. Klein’s stock option grant included a special one-time grant of 40,000 stock options.

Non-Equity Incentive Plan

Under the Annual Executive Incentive Plan, an executive must continue in employment for the entire year to receive a bonus, unless employment ends due to death, disability or retirement. Messrs. Omtvedt, Roche and Hausberg currently are eligible to retire under the Company’s supplemental retirement plan and Mr. Wesley retired in 2008. Accordingly, these executives will remain eligible for an annual bonus even if they voluntarily terminate employment before the end of the year.

Long-Term Equity Incentive Plan

If an executive terminates employment, options expire three months after the termination date or the regularly scheduled expiration date (if sooner). If an executive dies, options must be exercised within three years after the date of death (or the expiration date, if earlier) provided options may be exercised for one year following death even if this period extends beyond the expiration date. If an executive retires or becomes disabled, but has remained an employee for at least one year from the grant date, options may be exercised for up to three years after employment terminates, or the expiration date if earlier. Messrs. Omtvedt, Roche and Hausberg currently are eligible to retire under the Company’s supplemental retirement plan. Accordingly, a voluntary termination of employment by any of these executives will be considered a retirement and the more favorable retirement provisions described above will apply. Mr. Wesley retired in 2008.

An executive must continue in employment for the entire performance period to receive a performance share payment, except that if the executive’s employment ends due to death, disability or retirement, the executive will receive payment (subject to the Company’s attainment of the performance goals). Messrs. Omtvedt, Roche and Hausberg currently are eligible to retire under the Company’s supplemental retirement plan. Accordingly, a voluntary termination of employment by any of these executives will be considered a retirement and the more favorable retirement provisions will apply. Mr. Wesley retired in 2008.

For restricted stock units, executives must continue in employment until December 31, 2010 and meet 75% of the Company’s cumulative earnings per share goals set for the 2008-2010 performance period with respect to performance share awards. Payment of the award, if any, will be made in January 2011. However, payment may be accelerated if interim earnings per share targets are met. If interim goals are met in 2008, one-third of the restricted stock units will vest on January 31, 2009. If interim goals are met in 2009, one-third of the restricted stock units will vest on January 31, 2010. All restricted stock units granted to these executives will fully vest and become payable upon the death or disability of the executive. If an executive retires prior to December 31, 2010, restricted stock units will be paid, subject to attainment of the performance goals, in January 2011. Messrs. Omtvedt, Roche and Hausberg are eligible to retire.

Mr. Wesley’s restricted stock unit grant differs in that payment will only be made if he strictly adheres to certain non-compete and confidentiality covenants from the time of his retirement until December 31, 2010. These restricted stock units will fully vest and become payable upon Mr. Wesley’s death or disability.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Bruce A. Carbonari	0 0 51,400 80,000 108,000 124,983 103,133 34,274	200,000 200,000 102,800 40,000 0 0 0 0		$ $ $ $ $ $ $ $	57.01 66.79 80.95 74.39 82.16 68.89 54.75 46.78	9/29/2015 2/25/2015 9/24/2014 9/26/2013 9/27/2012 9/28/2014 9/29/2013 9/23/2012		0	54,400	$2,245,632

Norman H. Wesley	171,000 171,000 199,423 198,814 198,000 196,149	0 0 0 0 0 0		$ $ $ $ $ $	74.39 82.16 68.89 54.75 46.78 30.54	9/30/2011 9/30/2011 9/28/2014 9/29/2013 9/23/2012 9/24/2011	50,000	$2,064,000	32,000	$1,320,960

Craig P. Omtvedt	0 20,200 56,667 85,000 99,711 97,885	78,800 40,400 28,333 0 0 0		$ $ $ $ $ $	57.01 80.95 74.39 82.16 68.89 54.75	9/29/2015 9/24/2014 9/26/2013 9/27/2012 9/28/2014 9/29/2013		0	48,000	$1,981,440

Mark A. Roche	0 13,334 36,000 54,000 62,975 62,975 62,975 62,975 3,936 2,728	52,000 26,666 18,000 0 0 0 0 0 0 0		$ $ $ $ $ $ $ $ $ $	57.01 80.95 74.39 82.16 68.89 54.75 46.78 30.54 23.35 32.58	9/29/2015 9/24/2014 9/26/2013 9/27/2012 9/28/2014 9/29/2013 9/23/2012 9/24/2011 9/26/2010 11/15/2009		0	31,700	$1,308,576

Christopher J. Klein	0 15,534 40,000 54,000 62,975 62,975	100,600 31,066 20,000 0 0 0		$ $ $ $ $ $	57.01 80.95 74.39 82.16 68.89 54.75	9/29/2015 9/24/2014 9/26/2013 9/27/2012 9/28/2014 9/29/2013		0	34,100	$1,407,648

Mark Hausberg	0 5,700 16,667 25,000 29,388 29,388 31,487 31,487 24,088 13,331	19,000 11,400 8,333 0 0 0 0 0 0 0		$ $ $ $ $ $ $ $ $ $	57.01 80.95 74.39 82.16 68.89 54.75 46.78 30.54 23.35 32.58	9/29/2015 9/24/2014 9/26/2013 9/27/2012 9/28/2014 9/29/2013 9/23/2012 9/24/2011 9/26/2010 11/15/2009		0	12,800	$528,384

(1)	Each outstanding stock option granted that is currently vested and exercisable is listed in this column. These stock option grants vested ratably on the first three anniversaries of the grant date. Mr. Wesley retired on September 30, 2008. Pursuant to the terms of the Plan, which are applicable to all optionees, upon his retirement all unvested stock options, that is 57,000 which were granted on September 26, 2006, became exercisable.

(2)	Each outstanding stock option that is not yet vested and exercisable is listed in this column. The chart below reflects the vesting schedule for each outstanding stock option grant awarded to Messrs. Carbonari, Omtvedt, Roche, Klein and Hausberg:

	Options Vesting in 2009 (dates refer to grant date)			Total Number of Options Vesting in 2009	Options Vesting in 2010 (dates refer to grant date)		Total Number of Options Vesting in 2010	Options Vesting in 2011 (dates refer to grant dates)		Total Number of Options Vesting in 2011
Name	09/26/06	09/24/07	09/29/08		09/24/07	9/29/08		2/25/08	09/29/08
Bruce A. Carbonari	40,000	51,400	66,668	158,068	51,400	66,667	118,067	66,666	66,665	133,331
Craig P. Omtvedt	28,333	20,200	26,268	74,801	15,533	33,533	49,066	0	26,265	26,265
Mark A. Roche	18,000	13,333	17,335	48,668	13,333	26,267	39,600	0	17,332	17,332
Christopher J. Klein	20,000	15,533	33,535	69,068	15,533	33,533	49,066	0	33,532	33,532
Mark Hausberg	8,333	5,700	6,335	20,368	5,700	6,333	12,033	0	6,332	6,332

(3)	The numbers in these columns represent restricted stock units that have not yet vested and the corresponding market value as of December 31, 2008 based on the closing price of the Company’s stock on such date of $41.28. Mr. Wesley was granted 50,000 restricted stock units (RSUs) that require that he remain employed until December 31, 2010, or if he retires prior to that date, he not compete with the Company through December 31, 2010. If these conditions are satisfied, his RSUs will vest on December 31, 2010.

(4)	This column lists the target number of outstanding performance share awards. For the 2008-2010 performance period, the following awards were outstanding: 39,400 shares for Mr. Carbonari, 0 for Mr. Wesley, 15,500 for Mr. Omtvedt, 10,200 for Mr. Roche, 11,900 for Mr. Klein and 4,300 for Mr. Hausberg. For the 2007-2009 performance period, the following awards were outstanding: 15,000 shares for Mr. Carbonari, 32,000 shares for Mr. Wesley, 13,000 shares for Mr. Omtvedt, 8,600 shares for Mr. Roche, 9,000 shares for Mr. Klein and 3,400 shares for Mr. Hausberg. The Compensation Discussion and Analysis on pages 25 to 27 and the narrative following the table titled “Grants of Plan Based Awards” on page 35 provides additional detail on performance share awards. In addition to the shares reported in this table, in early 2009, performance share awards were granted for the 2009-2011 performance period. Performance share awards for the 2006-2008 period (which expired without payment) are disclosed in the “Option Exercises and Stock Vested” table immediately below.

In addition, also reported in this column are unvested units of restricted stock (RSUs) granted to Messrs. Omtvedt, Roche, Klein and Hausberg in 2008 of 19,500, 12,900, 13,200 and 5,100 RSUs, respectively. The RSUs require employment through December 31, 2010 (unless employment is terminated due to death, disability or retirement), and also require that the Company meet cumulative EPS growth goals for the 2008-2010 period. Vesting may be accelerated by 1/3 each year if interim annual EPS growth goals are met. For example, if the Company achieved EPS of $4.97 in 2008, 1/3 of the RSUs would have vested early. Since this EPS goal was not achieved, there was no acceleration of vesting in 2008.

(5)	This column reflects the value of the performance share awards (at target number) and restricted stock units using the December 31, 2008 closing price of the Company’s common stock of $41.28.

2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(3)
Bruce A. Carbonari	0	$0	0	0
Norman H. Wesley	0	$0	0	0
Craig P. Omtvedt	0	$0	0	0
Mark A. Roche	2,938	$0	0	0
Christopher J. Klein	0	$0	0	0
Mark Hausberg	0	$0	0	0

(1)	This column reflects stock options exercised during 2008.

(2)	In 2008, Mr. Roche exercised stock options and held the number of shares acquired (2,938). He paid cash for the exercise price of the stock options exercised. Therefore, this column reflects that he did not realize a gain upon the exercise of these stock options.

(3)	This column reflects performance share awards earned for the 2006 to 2008 performance period based on actual performance of the Company during that period. No performance share awards were earned for the 2006 to 2008 performance period. No stock awards vested in 2008.

RETIREMENT AND POST-RETIREMENT BENEFITS

2008 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($) (4)(5)(6)(7)	Payments During Last Fiscal Year (8)
Bruce A. Carbonari	Fortune Brands Supplemental Plan	28.000	3,273,571	0
	Moen Incorporated Retirement Income Plan(2)	26.000	437,755	0

Norman H. Wesley	Fortune Brands Pension Plan	n/a	n/a	0
	Fortune Brands Supplemental Plan	23.1700	7,113,717	7,483,184

Craig P. Omtvedt	Fortune Brands Pension Plan	6.2500	177,768	0
	Fortune Brands Supplemental Plan	19.2500	3,800,102	0

Mark A. Roche	Fortune Brands Pension Plan	7.4167	182,495	0
	Fortune Brands Supplemental Plan(3)	27.5000	2,388,969	0

Christopher J. Klein	Fortune Brands Pension Plan	5.7500	79,386	0
	Fortune Brands Supplemental Plan	5.7500	201,516	0

Mark Hausberg	Fortune Brands Pension Plan	2.9167	75,296	0
	Fortune Brands Supplemental Plan	15.9167	2,078,147	0

(1)	All of the named executive officers except Mr. Klein are excluded from participating in the Company’s tax-qualified Pension Plan. For these excluded executives, with respect to the Fortune Brands Pension Plan (the tax-qualified plan), this column reflects service credited, if any, prior to January 1, 1996 (the date the executives were excluded from plan participation) and not their actual years of service with the Company.

(2)	Mr. Carbonari accrued benefits under the Moen Incorporated Retirement Income Plan and Moen Incorporated Supplemental Retirement Income Plan prior to transferring to the Company in January 2007. Liability for the benefit he earned under the Moen Incorporated Supplemental Retirement Income Plan was transferred to the Fortune Brands Supplemental Plan and is included in the amount listed for that plan.

(3)	Mr. Roche, who joined our employ in 1988, has a special retirement arrangement which credits him with service since 1981 in order to recognize that he devoted full time to our legal affairs from 1981 through 1988 while employed by an outside law firm. The benefit augmentation that results from this additional service credit is equal to $35,029 per year beginning at normal retirement age.

(4)	The amounts listed are based on the executives’ compensation and service as of December 31, 2008.

(5)	The earliest age at which an unreduced pension is paid is generally 62 under the Pension Plan. However, a grandfathered provision allowing an unreduced pension at age 60 applies to a number of participants including Messrs. Wesley, Omtvedt, Roche and Hausberg. Mr. Wesley retired at the close of business on September 30, 2008. Mr. Omtvedt and Mr. Hausberg are currently eligible for early retirement under the plan with a reduced pension. Under the Fortune Brands Supplemental Plan, Mr. Roche is deemed to be retirement-eligible upon any termination of employment although he is not yet retirement eligible under the tax-qualified Pension Plan.

(6)	The benefit amounts listed reflect the present value of the annual benefit payable in the form of a single life annuity where payments continue for the life of the executive but cease upon his death. The tax-qualified Fortune Brands Pension Plan, the Fortune Brands Supplemental Plan and the Moen Incorporated Retirement Income Plan allow participants to elect a reduced annuity in the joint and survivor form, which provides payments over the life of the participant and a named beneficiary. Elections of payment form are made at the time of retirement.

(7)	The present value of accumulated plan benefits is calculated on the same basis used to calculate the plans’ accumulated benefit obligation in accordance with FAS 87. The normal retirement benefit is unreduced at age 60 for Messrs. Omtvedt, Roche and Hausberg, and unreduced at age 62 for Mr. Carbonari and Mr. Klein. The present value of the annual increase in value of the pension benefit is calculated using a 6.5% discount rate and the RP-2000 mortality table projected to 2016.

(8)	None of the Fortune Brands Pension Plan, the Fortune Brands Supplemental Plan nor the Moen Incorporated Retirement Income Plan allow in-service distributions. Accordingly, because all named executive officers except Mr. Wesley continued in employment throughout 2008, no payments were made to them under the plans. Mr. Wesley received a partial distribution of his nonqualified supplemental pension benefits due to his retirement during 2008. Mr. Wesley will receive the balance of his nonqualified supplemental pension benefit in 2009. As disclosed in footnote 4 to the Summary Compensation Table on page 33 of this Proxy Statement, the pension benefits of Messrs. Carbonari, Wesley, Omtvedt, Roche and Hausberg are funded by contributions to employee grantor trusts which are taxable to these executives in the year of the contribution. Contributions to these trusts were made in 2008.

The Fortune Brands Pension Plan is a tax-qualified defined benefit pension plan. The formula for accruing pension benefits was changed in 2008. For service on and after January 1, 2008, pension benefits will grow under the following formula: 1% of compensation multiplied by benefit service on and after January 1, 2008. For service prior to 2008, a normal retirement benefit is determined under the following formula: (a) 1.75% of compensation multiplied by benefit service up to 15 years of service, plus (b) 1% of compensation multiplied by benefit service in excess of 15 years of service. Total service taken into account under the Pension Plan is capped at 35 years. In addition, participants will not receive less than a protected benefit that was “grandfathered” as of December 31, 2001 when the Company changed the pension plan formula. Generally, all employees are eligible for the plan except for certain executives who have the employee grantor trusts described in footnote 4 to the Summary Compensation Table on page 33 of this Proxy Statement. The estimated retirement benefits in the preceding table include any offset for Social Security benefits.

The compensation used to calculate retirement benefits generally includes the categories of “Salary” and “Non-Equity Incentive Plan Compensation” from the Summary Compensation Table shown above on page 32, averaged over the five highest consecutive years.

The Moen Incorporated Retirement Income Plan is a tax-qualified defined benefit plan. The formula for earning pension benefits is (a) 1.05% of compensation multiplied by benefit service up to 30 years, plus (b) 0.40% of compensation in excess of covered compensation multiplied by benefit service up to 30 years, plus (c) 1.00% of compensation multiplied by benefit service in excess of 30 years.

The Supplemental Plan pays the difference between the benefits payable under our tax qualified retirement plan (the Fortune Brands Pension Plan and, for Mr. Carbonari, the Moen Incorporated Retirement Income Plan) and the amount that would have been paid if the Internal Revenue Code did not limit the amount of compensation taken into account under, or benefits that may be paid from, a tax qualified retirement plan. In addition, the Supplemental Plan provides the full pension benefit earned in years in which an executive is ineligible for the tax qualified plan. In calculating benefits, no credit is given for service in excess of 35 years. Through December 31, 2007, the Supplemental Plan also provided that certain senior officers of the Company (those who were Vice Presidents or more senior officers prior to 1999) receive an annual benefit equal to 52 1/2% of average compensation during the five highest-paid consecutive years of employment. Since 1999, the Compensation Committee has not approved this enhanced benefit for any additional executives. Messrs. Wesley, Omtvedt, Roche and Hausberg are entitled to this retirement benefit. This retirement benefit is reduced by 1 1/2% of such average compensation for each year that the officer retires prior to age 65 unless he has completed 35 years of service. However, for service on and after January 1, 2008, these executives will earn additional pension benefits at the same rate that applies to all employees in the Company’s tax-qualified pension plan (1% of compensation per year of service). The Supplemental Plan benefit is reduced by benefits under the Fortune Brands Pension Plan and the retirement plans of our subsidiaries or any prior employer, including an executive’s prior employers who are unrelated to the Company.

Mr. Wesley has an additional agreement that provides that his Supplemental Plan pension benefit is based on his average compensation during the three highest-paid consecutive years rather than five. This agreement is described in the narrative following the Potential Payments Upon Termination or Change in Control table on page 42 of this Proxy Statement.

Early retirement annual benefits under the Fortune Brands plans are calculated assuming a reduction of 6% per year prior to age 62 (unreduced at age 62) for Mr. Carbonari and Mr. Klein and 7% per year prior to age 60 (unreduced at age 60) for Messrs. Wesley, Omtvedt, Roche and Hausberg. Mr. Carbonari’s and Mr. Klein’s pension reduction is calculated differently than the other named executive officers because the other officers were grandfathered in a plan provision applicable to certain employees who were employed as of December 31, 2001. Mr. Carbonari was employed by one of the Company’s subsidiaries until January 1, 2007 and Mr. Klein was hired in 2003. Mr. Carbonari’s annual early retirement benefit under the Moen Incorporated Retirement Income Plan is calculated assuming a 6% reduction per year from age 60 to 62 and a 4% reduction per year prior to age 60 (the benefit is unreduced at age 62).

2008 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)
Bruce A. Carbonari	0	120,965	32,429	0	606,322
Norman H. Wesley	0	146,288	11,077	1,508,270	0
Craig P. Omtvedt	0	60,900	(422)	0	478,557
Mark A. Roche	0	42,496	(236,600)	0	418,573
Christopher J. Klein	0	36,931	14,797	0	242,463
Mark Hausberg	0	22,227	(66,103)	0	217,047

(1)	Amounts listed in the Registrant Contributions column were reported as compensation in the last fiscal year in the “All Other Compensation” column of the Summary Compensation Table. No amounts listed in the Aggregate Earnings column were reported in the “All Other Compensation” column of the Summary Compensation Table.

(2)	Earnings are credited to the accounts of executives based on the Citigroup U.S. Broad Investment Grade Bond Index (for Mr. Carbonari and Mr. Klein). For those executives with employee grantor trusts for supplemental nonqualified profit sharing contributions (Messrs. Wesley, Omtvedt, Roche and Hausberg), earnings are credited based on the election of the executive among the following: Fidelity Blue Chip Growth Fund, Fidelity Equity Income Fund, Fidelity International Discovery Fund, MFS New Discovery Fund, Northern Trust Institutional Funds Diversified Asset Portfolio, PIMCO Total Return Fund and Vanguard 500 Index Fund. Mr. Carbonari’s supplemental home & hardware deferred compensation plan earnings are credited based on the average yield of Moody’s Aaa Industrial Bonds during the first five business days in November.

(3)	As disclosed on pages 32, 33 and 38 of this Proxy Statement, the supplemental nonqualified profit sharing benefits of Messrs. Wesley, Omtvedt, Roche and Hausberg are funded by contributions to employee grantor trusts which are taxable to these executives in the year of contribution. Contributions to these trusts were made in 2008. No other withdrawals were made in 2008, except that Mr. Wesley received a partial distribution of his nonqualified profit sharing benefits due to his retirement during 2008. Mr. Wesley will receive payment of his 2008 nonqualified profit sharing benefit in 2009.

The Company’s nonqualified deferred compensation plan is a supplemental plan that pays the difference between the profit sharing contribution provided under the tax-qualified profit sharing plan and the contribution that would have been made if the Internal Revenue Code did not limit the compensation that may be taken into account under tax-qualified retirement plans. The contribution amount is equal to 6% of adjusted compensation, which generally includes salary and annual bonus. Compensation is adjusted by multiplying amounts in excess of the Social Security taxable wage base ($102,000 in 2008) by 1.25. This profit sharing formula applies uniformly to all employees and is not enhanced for executives. Nonqualified profit sharing benefits are paid in a lump sum upon termination of an executive’s employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (1)

Compensation Program	Voluntary		Involuntary		Death	Disability	Retirement	Involuntary Termination (or for Good Reason) After Change in Control
	For Good Reason	For No Good Reason	For Cause	Without Cause
Cash Severance
Carbonari	$7,358,220	0	0	$7,358,220	0	0	0	$7,333,693
Omtvedt	$2,417,316	0	0	$2,417,316	0	0	0	$3,613,887
Roche	$1,833,706	0	0	$1,833,706	0	0	0	$2,741,390
Klein	$1,655,724	0	0	$1,655,724	0	0	0	$2,475,307
Hausberg	$1,203,414	0	0	$1,203,414	0	0	0	$1,799,104

Health & Related Benefits(2)(3)
Carbonari	$133,336	0	0	$133,336	$2,310,000	$80,000/yr	0	$133,336
Omtvedt	$47,712	0	0	$47,712	$1,103,025	$80,000/yr	0	$71,568
Roche	$35,729	0	0	$35,729	$836,320	$80,000/yr	0	$53,593
Klein	$45,717	0	0	$45,717	$758,400	$80,000/yr	0	$68,576
Hausberg	$47,165	0	0	$47,165	$547,500	$80,000/yr	0	$70,748

Options(4)
Carbonari	0	0	0	0	0	0	n/a	0
Omtvedt	0	0	0	0	0	0	0	0
Roche	0	0	0	0	0	0	0	0
Klein	0	0	0	0	0	0	n/a	0
Hausberg	0	0	0	0	0	0	0	0

Performance Shares(5)
Carbonari	0	0	0	0	0	0	0	$1,655,369
Omtvedt	0	0	0	0	0	0	0	$1,208,433
Roche(6)	0	0	0	0	0	0	0	$798,653
Klein	0	0	0	0	0	0	0	$834,919
Hausberg	0	0	0	0	0	0	0	$319,580

Restricted Stock Units
Carbonari	0	0	0	0	0	0	0	0
Omtvedt	0	0	0	0	0	0	0	$279,500
Roche(6)	0	0	0	0	0	0	0	$184,900
Klein	0	0	0	0	0	0	0	$189,200
Hausberg	0	0	0	0	0	0	0	$73,100

Excise Tax Gross-up
Carbonari	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$5,096,075
Omtvedt	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0
Roche	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0
Klein	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0
Hausberg	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0

Pension Enhancement
Carbonari	$4,250,440	0	0	$4,250,440	0	0	0	$4,230,323
Omtvedt	$1,050,386	0	0	$1,050,386	0	0	0	$1,261,215
Roche	$914,356	0	0	$914,356	0	0	0	$1,461,498
Klein	$53,204	0	0	$53,204	0	0	0	$75,974
Hausberg	$315,609	0	0	$315,609	0	0	0	$399,112

(1)	This table assumes the specified termination events occurred on December 31, 2008. Because Mr. Wesley retired September 30, 2008, he is omitted from this chart. In addition to the information set forth in “Pension Benefits” and “2008 Nonqualified Deferred Compensation” above, see below for more information on his retirement.

(2)	The Health and Related Benefits listed under the “Death” column reflect the incremental value of life insurance benefits above the benefit level applicable to all employees generally.

(3)	The Health and Related Benefits listed under the “Disability” column reflect the amount of the annual disability benefit that exceeds the benefit payable under the plan generally available to all employees.

(4)	The option values are based upon the intrinsic or the “in the money” values on December 31, 2008. Because the exercise price of all non-vested stock options was less than the fair market value of the Company’s stock on that date, the intrinsic value is zero.

(5)	Amounts listed for performance shares assume a payment of the “target” number of shares (including applicable dividend equivalents). In all cases, except following a change in control, actual payments are based on actual Company performance and could be more or less (or zero) than the amount listed above. Mr. Carbonari was eligible to receive a cash long-term incentive payment for the 2006-2008 performance period under the legacy program described on pages 28 and 32 of this proxy statement; however, no payment was earned.

(6)	Due to a provision in the Fortune Brands Supplemental Plan that deems Mr. Roche to be “retirement-eligible” upon any termination of employment regardless of his actual age, upon termination of employment, his outstanding performance share awards and restricted stock units will become non-forfeitable and all options that were granted at least one year prior to his termination will vest.

A number of Company employee benefit and incentive plans provide for payment upon termination of employment of any participant. If terminated on December 31, 2008, the named executive officers would receive benefits and payments under these plans in addition to the amounts described in the table above.

Stock Options and Performance Share Awards. If terminated on December 31, 2008, named executive officers would be able to exercise vested stock options. All participants have a period of time following termination to exercise stock options and in some cases will be paid performance shares following termination. Executives who terminate prior to retirement for reasons other than death, disability, position elimination, or following a change in control will forfeit the opportunity to earn performance shares with respect to all open performance periods. Any participant terminated as a result of death or disability will be eligible for payment of performance shares based on actual Company performance. Because Messrs. Omtvedt, Roche and Hausberg are retirement-eligible under the Company’s Supplemental Retirement Plan, if their employment is terminated, they will be eligible for payment of performance shares based on actual Company performance as soon as practicable following a performance period. In addition, they will have the full original ten-year exercise period to exercise options granted prior to 2005 and three years (or end of original term if sooner) to exercise options granted during and after 2005. In the event of termination of employment (other than for just cause) following a change in control, all outstanding performance share opportunities become nonforfeitable and are paid out on the date employment is terminated as if the target performance share award was earned (but prorated for the period of actual service prior to termination). All stock options become vested upon a change in control.

Retirement Benefits. Upon termination of employment, participants in the Company’s defined contribution plans (both tax-qualified and nonqualified) may receive a distribution of their account balances. The Nonqualified Deferred Compensation table on page 40 of this Proxy Statement lists each executive officer’s balance under the nonqualified defined contribution plan as of the last fiscal year end. The Company’s tax qualified pension plan and Supplemental Plan both provide pension benefits upon retirement (as defined in the plans). Messrs. Omtvedt, Roche and Hausberg are all retirement eligible under the Supplemental Plan and therefore would receive nonqualified pension benefits upon termination of employment. As of December 31, 2008, Mr. Carbonari and Mr. Klein were not retirement eligible under the pension plans and, therefore, would not receive any pension benefits upon termination on December 31, 2008. Mr. Carbonari’s and Mr. Klein’s pension benefits could be paid on or after attainment of earliest retirement age. The Pension Benefits table on page 38 of this Proxy Statement and the narrative and footnotes that follow it provide additional detail on the amount and terms of these pension benefits.

Norman H. Wesley’s Retirement Benefits. Mr. Wesley retired on September 30, 2008. In accordance with his retirement agreement with the Company, his pension was calculated using his highest three years of compensation rather than his highest five years as is the case for all other employees. As a result, his pension was enhanced by $735,125.

Health and Related Benefits. In addition to the dollar values in the chart above for health and related benefit continuation pursuant to severance and change in control agreements, the named executive officers will receive health and related benefits pursuant to the Company’s benefit plans applicable to employees generally. Because they are currently retirement eligible, Messrs. Carbonari, Omtvedt, Roche and Hausberg are eligible for retiree medical coverage upon any termination of employment. Executive officers (except Messrs. Carbonari and Klein) would also be entitled to retain a split-dollar life insurance policy in order to provide a death benefit, but any insurance proceeds after death in excess of the death benefit will be returned to the Company.

Change in Control Agreements. In 2007, the Company entered into new agreements with Messrs. Carbonari, Wesley, Omtvedt, Roche and Klein to provide each of them with benefits if they are terminated following a change in control of the Company. These agreements replaced similar agreements that had been in place for many years. However, the new agreements incorporated changes due to new tax regulations governing deferred compensation. The new agreements also reflect modifications to certain provisions to make the agreements more favorable to the Company.

Each agreement states that if, subsequent to a change in control, (1) the Company terminates the executive’s employment for a reason other than disability or cause, or (2) the executive decides to terminate his employment for good reason, the executive will receive:

(i)	2.99 years of base salary, 2.99 times the amount of his annual incentive compensation award and 2.99 times an annual defined contribution plan allocation (and the supplemental profit-sharing allocation under the Supplemental Plan);

(ii)	three additional years of service and earnings credit under our retirement plans and agreements; and

(iii)	three additional years of coverage under our life, health, accident, disability and other employee plans.

Payments under these agreements are generally made in a lump sum immediately following termination. If the special excise tax under Section 280G of the Internal Revenue Code applies, and the executive’s payments are not required under the agreement to be reduced to a level that will not trigger the excise tax, the Company will restore amounts lost by the executive officer due to the excise tax. If payments to the executive due to a change in control do not exceed the threshold dollar amount that triggers the excise tax by more than a specified amount, payments to the executive are reduced in order to avoid application of the excise tax. The Company has established a “rabbi” trust with a bank for the purpose of making payments under the agreements. This trust currently is not funded. Any amounts payable under these change in control agreements are reduced by amounts payable under the severance agreements referred to below.

Severance Agreements. In 2007, the Company entered into new agreements with Messrs. Carbonari, Wesley, Omtvedt, Roche, Klein and Hausberg, to provide each of them with severance benefits without regard to a change in control if the Company terminates their employment for reasons other than disability or cause or if they terminate their employment for “good reason”. The good reason and termination (other than for cause) triggers were chosen because they are standard triggers for severance benefits. Severance payments under the agreements provide compensation to the executives for the non-compete and non-solicitation protections the Company receives. The severance agreements provide the same benefits as those described above for a termination of employment following a change in control except that the multiplier is three in the case of

Messrs. Carbonari and Wesley and two in the case of Messrs. Omtvedt, Roche, Klein and Hausberg. Subject to Section 409A of the Internal Revenue Code, all the agreements provide for severance payments spread over a one-year period. All the agreements contain restrictions on soliciting Company employees, competing with the Company and revealing confidential information for a twelve-month period following termination of employment.

The amount of severance payments provided in the change in control and severance agreements reflect competitive benefits in the market for executive talent, based upon advice from an outside compensation consultant, other advisors and the experiences of Compensation Committee members.

Retention Arrangement with Mr. Carbonari. If Mr. Carbonari remains employed until his normal retirement age (or an early retirement date if approved by the Compensation Committee), he will receive a single payment equal to three times his base salary at the time of retirement. This payment is conditioned upon the Compensation Committee’s determination that Mr. Carbonari has continued to perform at a high level. In the event of Mr. Carbonari’s death or disability, the Compensation Committee will review his past performance and, in its discretion, may approve the payment.

Split Dollar Life Insurance. Executive officers (except Messrs. Carbonari and Klein) would also be entitled to retain a split-dollar life insurance policy in order to provide a death benefit, but any insurance proceeds after death in excess of the death benefit will be returned to the Company.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	15,114,285	$64.42	7,884,617

Equity compensation plans not approved by security holders	0	N/A	0

Total	15,114,285	$64.42	7,884,617

(1)	7,779,664 shares remain available for issuance under the Company’s 2007 Long-Term Incentive Plan, which allows for grants of stock options, performance stock awards, restricted stock awards and other stock-based awards. 104,953 shares remain available for issuance under the 2005 Non-Employee Director Stock Plan, which provides for stock grants.

Report of the Audit Committee

The Audit Committee of the Board (the “Audit Committee”) is composed of four directors that are “independent” as defined under the New York Stock Exchange Listed Company Manual and Rule 10A-3 of the Exchange Act. The Audit Committee has a written charter that has been approved by the Board. A copy of the Audit Committee Charter is available on the Company’s website at http://www.fortunebrands.com/about/board.cfm. The Audit Committee has appointed (subject to stockholder ratification) the Company’s independent registered public accounting firm for 2009.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls.

The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements and the Company’s quarterly and annual reports to the SEC with management and the independent registered public accounting firm. Management has confirmed to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has met with the independent registered public accounting firm and discussed matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, as amended by the Public Company Accounting Oversight Board in Rule 3200T. The independent registered public accounting firm has provided an unqualified opinion regarding the Company’s financial statements for the year ended December 31, 2008 and the effectiveness of internal controls over financial reporting as of December 31, 2008.

The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has also reviewed non-audit services provided by the independent registered public accounting firm and has considered the compatibility of these services with maintaining the auditor’s independence.

Based upon the review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Audit Committee

David M. Thomas, Chairman

Pierre E. Leroy

A.D. David Mackay

Ronald V. Waters, III

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Fees of Independent Registered Public Accounting Firm

The independent registered public accounting firm of the Company during the year ended December 31, 2008 was PricewaterhouseCoopers LLP. All PricewaterhouseCoopers

LLP services were approved in advance by the Audit Committee. The aggregate fees billed by PricewaterhouseCoopers LLP during the years 2008 and 2007 are set forth in the table below:

Type of Fee	Fiscal Year Ended December 31,
	2008	2007
Audit Fees (1)	$5,668,000	$5,643,000
Audit-Related Fees (2)	$795,000	$112,000
Tax Fees (3)	$645,000	$993,000
All Other Fees (4)	$40,000	$13,000

(1)	Audit fees represent the aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company’s annual financial statements and the review of the Company’s financial information included in its SEC Form 10-Q filings, as well as the assessment of the effectiveness of the Company’s internal control over financial reporting.

(2)	In 2007 and 2008, audit-related services included due diligence services, audits of employee benefit plans and agreed upon procedures related to expense report compliance.

(3)	Tax fees represented services which included domestic and international tax compliance, tax planning, customs and transfer pricing services.

(4)	In 2007, all other fees represented services that included benchmarking of employee benefits and in 2008 included advisory services related to tax software.

Approval of Audit and Non-Audit Services

The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes pre-set spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of pre-set spending limits, must be pre-approved by either the Audit Committee or by the Chairman of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chairman of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees for 2008 were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Item 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009. The Audit Committee and the Board recommend that you ratify this appointment. In line with this recommendation, the Board intends to introduce the following resolution at the Annual Meeting (designated as Item 2):

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for this Company for the year 2009 is ratified.”

A member of PricewaterhouseCoopers LLP will attend the Annual Meeting to make a statement if he or she desires and respond to appropriate questions that may be asked by stockholders.

The Board of Directors recommends that you vote FOR Item 2.

Item 3

APPROVAL OF AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

The Board of Directors has adopted, and recommends that the Company’s stockholders approve, amendments to Article VIII, Sections 1, 3 and 4 of the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to:

•	provide for the annual election of directors on a phase-out basis beginning in 2010; and

•	provide that once the Board ceases to be classified, directors may, consistent with Delaware law, be removed with or without cause.

A copy of Article VIII, Sections 1, 3 and 4 of the Certificate of Incorporation that shows the changes that would be implemented upon stockholder approval of this Item 3 is attached as Appendix A to this Proxy Statement. An explanation of the proposed amendments is included below.

Background

Nonbinding stockholder proposals to declassify the Board of Directors were included in the Company’s 2007 and 2008 Proxy Statements and received favorable votes from 47% and 54% of outstanding shares of the Company’s common stock, respectively. The Nominating and Governance Committee of the Company’s Board of Directors, which is composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company. While the Board believes that the classified Board structure has promoted continuity and stability and encouraged a long-term perspective on the part of directors, it recognizes the growing sentiment of the Company’s stockholders in favor of the annual election of directors. In light of this, the Board of Directors, at the recommendation of the Nominating and Governance Committee, has determined that it is in the best interests of the Company and its stockholders to eliminate the Company’s current classified Board structure and make certain related changes.

Current Classification of the Company’s Board of Directors

The Company’s Certificate of Incorporation currently provides that the Board of Directors is divided into three classes, with each class containing as nearly equal a number of directors as is possible. At each annual meeting, only one class of directors is considered by the stockholders for election to a term of three years to succeed those directors whose terms expire at the meeting. Consistent with Delaware corporate law, the Certificate of Incorporation currently provides that directors may be removed only for cause.

Summary of Proposed Amendments

Declassification of the Board of Directors

If this item is approved by stockholders, Article VIII, Sections 1 and 3 of the Certificate of Incorporation would be amended to provide for the annual election of the Board of Directors and to provide that the size of the Board shall be fixed, as is currently contemplated by the Company’s By-laws, by Board resolution. If approved, declassification will be phased-in over a three-year period, beginning at the 2010 Annual Meeting, as follows:

•

Class III directors whose term will end in 2010 will serve out their current term in full and they or their successors will stand for election at the 2010 Annual Meeting, and subsequent annual meetings, for a one-year term;

•

Class I directors whose term will end in 2011 will serve out their current term in full and they or their successors will stand for election at the 2011 Annual Meeting, and subsequent annual meetings, for a one-year term; and

•

Class II directors whose term will end in 2012 will serve out their term in full and they or their successors will stand for election at the 2012 Annual Meeting and subsequent annual meetings, for a one-year term.

This item will not affect the election of Class II directors at this 2009 Annual Meeting. Beginning with the 2012 Annual Meeting, if this item is approved, all directors will stand for election at each annual meeting of stockholders for one-year terms.

Removal of Directors Without Cause

Delaware corporate law provides that members of a board that is classified may be removed only for cause. At present, because the Board is classified, the Certificate of Incorporation provides that they are removable only for cause. If this item is approved by stockholders, Article VIII, Section 4 of the Certificate of Incorporation would be amended to provide that, once the Board has become declassified in 2012, directors may be removed with or without cause.

Votes Needed

The affirmative vote of at least (i) 50% of the outstanding shares of the Company’s common stock and $2.67 Convertible Preferred Stock, voting together as a single class and (ii) 66 2/3% of the votes cast at the 2009 Annual Meeting is required for approval of the proposed amendments. If approved, the amendments to the Company’s Certificate of Incorporation would become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Delaware, which the Company would do promptly after the 2009 Annual Meeting. If the proposal is not approved by the requisite vote, then the Board of Directors will remain classified.

Proxies received by the Board of Directors will be voted in favor of this proposal unless stockholders specify in their proxies a contrary choice.

The Board of Directors recommends that you vote FOR Item 3.

Item 4

The Company is informed that a stockholder, Nick Rossi, whose address is P.O. Box 249, Boonville, California 95415, intends to introduce at the Annual Meeting the following resolution (designated as Item 4). The Company has been notified that Mr. Rossi held 1,652 shares of the Company’s common stock for at least one year prior to his submission of this proposal and that he has agreed to hold a minimum required number or dollar amount of such common stock until the Annual Meeting.

4 – Adopt Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against related proposals in compliance with applicable laws. This includes each 80% provision in our charter and/or bylaws.

Statement of Nick Rossi

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. Our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes. For example, a Goodyear (GT) management proposal for annual election of each director failed to pass even though 90% of the votes cast were yes-votes. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

The Council of Institutional Investors www.cii.org recommends adoption of simple majority voting. This proposal topic also won up to 89% support at the following companies in 2008:

Whirlpool (WHR)	79%	Ray T. Chevedden (Sponsor)
Lear Corp. (LEA)	88%	John Chevedden
Liz Claiborne (LIZ)	89%	Kenneth Steiner

The merits of this Simple Majority Vote proposal should also be considered in the context of the need to initiate improvements in our company’s corporate governance and in individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	One-year terms for our directors (shareholder proposals) won our following shareholder support, based on yes and no votes, at our previous annual meetings and yet had not been adopted:

2006	66%
2007	68%
2008	74%
•	Our directors served on boards rated “D” by The Corporate Library
www.thecorporatelibrary.com, an independent investment research firm:

Ann Fritz Hackett	Capital One Financial (COF)
Pierre Leroy	Capital One Financial (COF)
Anne Tatlock	Merck (MRK)
Anne Tatlock	Franklin Resources (BEN)
Ronald Waters	LoJack (LOJN)

•	Directors on D-rated boards held 7 of 13 seats on our key board committees of audit, nomination and executive pay.

•	Norman Wesley was designated as an “Accelerated Vesting” director by The

Corporate Library due to his involvement with accelerating stock option vesting to avoid recognizing the related expense.

•	We had no shareholder right to:

Annual election of each director

Cumulative voting.

To call a special meeting.

To act by written consent.

An independent Chairman.

•	Our board should take the initiative in adopting the above topics rather than abdicate to shareholders the initiative to introduce such proposals for improvement.

The above concerns shows there is a need for improvement. Please encourage our board to respond positively to this proposal:

Adopt Simple Majority Vote

Yes on 4

Board of Directors Statement Relating to Item 4:

The Board recommends that you vote AGAINST Item 4.

The Board understands the concerns of the proponent regarding meaningful stockholder voting and effective corporate governance practices. The Board believes that enacting this proposal would not be in the best interests of the Company and its stockholders and, accordingly, the Board recommends a vote against this proposal.

Certificate of Incorporation Voting Requirements

Under the Company’s existing governance documents, a simple majority vote requirement already applies to most matters submitted for stockholder approval. Our Certificate of Incorporation requires the affirmative vote of 66 2/3% of votes cast only for (i) an amendment to, or repeal of any provision of, the Certificate of Incorporation; (ii) the Company’s merger or consolidation with or into another entity; (iii) the sale or lease of all or substantially all of the Company’s assets; or (iv) the dissolution of the Company. The affirmative vote of 80% of our outstanding voting stock is only required for the removal of directors. The Board believes that in these limited circumstances these higher voting requirements are more representative of all stockholders.

Broad Consensus of All Stockholders

Delaware law permits supermajority voting requirements and many publicly-traded companies have adopted these provisions to preserve and maximize value for all stockholders. The Board strongly believes that extraordinary transactions and fundamental changes to corporate governance should have the support of a broad consensus of the Company’s stockholders rather than a simple majority. The Board also believes that the supermajority vote requirements protect stockholders against the self-interested actions of short-term investors. Without these provisions, it would be possible for one large stockholder or a group of stockholders, whose interests diverge from those of other stockholders, to approve an extraordinary transaction that is not in the best interest of the Company and that is opposed by nearly half of the Company’s stockholders.

Takeover Defenses

The supermajority voting provisions further protect the Company’s stockholders by encouraging persons or firms making unsolicited takeover bids to negotiate directly with the Board. The Board has a fiduciary duty under the law to act in a manner that it believes to be in the best interests of the Company and its stockholders. The Company’s Board, with nine of its ten directors not being members of management, is independent. The Company believes that its independent Board is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of all stockholders, to consider alternative proposals and to protect stockholders against abusive tactics during a takeover process. Elimination of these supermajority provisions would make it more difficult for the Company’s independent stockholder-elected Board to preserve and maximize value for all stockholders.

Corporate Governance Practices

Mr. Rossi contends that approval of this proposal would serve as a means of improving the Company’s corporate governance by lowering the required vote for governance changes. After careful consideration of the proposal, the Board does not believe that implementation of this proposal would enhance the Company’s corporate governance practices. The Company’s Nominating and Corporate Governance Committee regularly considers and evaluates corporate governance developments and recommends changes to the Board. For example, during 2007 the Company adopted majority voting in uncontested director elections, replacing the plurality standard that had previously applied. In recognition of stockholder sentiment and corporate governance trends, the Board has also adopted, and is recommending to stockholders for approval, amendments to the Company’s Restated Certificate of Incorporation to eliminate the Company’s current classified Board structure and provide for the annual election of all directors (see Item 3 in this Proxy Statement). Additionally, as outlined in this Proxy Statement, the Company’s governance policies and practices comply with all requirements of the NYSE and SEC Corporate governance standards. The Board does not believe that approval of this proposal is needed or advisable, or in the best interests of the Company and its stockholders.

The Board of Directors Recommends that you vote AGAINST Item 4.

CERTAIN INFORMATION REGARDING SECURITY HOLDINGS

We have listed, as of February 27, 2009 (except as otherwise indicated), below the beneficial ownership of common stock of Fortune Brands, Inc. by (a) each director, (b) the executive officers of the Company listed on page 32, (c) directors and executive officers of the Company as a group, and (d) each person known by us to be the beneficial owner of more then five percent of our outstanding common stock. The table is based on information we received from the nominees, other directors and executive officers, our Corporate Employee Benefits Committee, the Trustee of our defined contribution plan, and filings made with the SEC. Unless otherwise indicated, the business address of each of the Company’s directors and executive officers is the same as the Company’s address:

Name	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)(5)(6)	Percent of Class (7)

T. Rowe Price Associates, Inc.(8)	16,629,757	11.07
UBS AG(9)	8,423,062	5.61
Bruce A. Carbonari	561,444	*
Richard A. Goldstein	5,100	*
Ann F. Hackett	2,787	*
Mark Hausberg	236,074	*
Christopher J. Klein	256,022	*
Pierre E. Leroy	12,628	*
A. D. David Mackay	4,600	*
Craig P. Omtvedt	424,479	*
Mark A. Roche	441,059	*
Anne M. Tatlock	26,504	*
David M. Thomas	25,188	*
Ronald V. Waters, III	1,926	*
Norman H. Wesley	1,298,722	*
Peter M. Wilson	25,107	*
Directors and executive officers as a group (16 persons)	3,325,240	2.21

*	Less than 1%

(1)	To the best of our knowledge, each director and executive officer has sole voting and investment power with respect to shares shown above, other than with respect to the shares listed in Notes (3) and (4) below that may be acquired upon exercise of options.

(2)	Includes the following number of shares attributable to Company contributions under the Company’s Retirement Savings Plan (“RSP”):

Name	Number of Shares
Bruce A. Carbonari	3,179
Mark Hausberg	1,278
Christopher J. Klein	2,267
Craig P. Omtvedt	1,493
Mark A. Roche	10,603
Norman H. Wesley	9,624

Also includes the number of shares attributable to employee contributions under the RSP as follows:

Name	Number of Shares
Bruce A. Carbonari	12,088
Mark Hausberg	0
Christopher J. Klein	953
Craig P. Omtvedt	1,283
Mark A. Roche	5,803
Norman H. Wesley	6,090

The Trustee of the RSP has agreed to vote the shares it holds in the Trust in accordance with instructions received from participants of the RSP and shares as to which instructions are not received are voted by the Trustee proportionally in the same manner as shares as to which the Trustee has received instructions. The number shown in the table above includes 54,661 shares of common stock held on February 27, 2009 by the Trustee of the RSP (including certain of those referred to above) which number is equivalent as of that date to the undivided proportionate beneficial interests of the directors and executive officers of the Company in all such shares.

(3)	Includes the following number of shares with respect to which the following directors and executive officers have the right to acquire beneficial ownership within 60 days of the date of this table:

Name	Number of Shares
Bruce A. Carbonari	501,790
Richard A. Goldstein	0
Ann F. Hackett	0
Mark Hausberg	206,536
Christopher J. Klein	235,484
Pierre E. Leroy	6,778
A. D. David Mackay	0
Craig P. Omtvedt	359,463
Mark A. Roche	361,898
Anne M. Tatlock	18,368
David M. Thomas	15,088
Ronald V. Waters, III	0
Norman H. Wesley	1,134,386
Peter M. Wilson	10,496

(4)	Includes 2,853,187 shares of which the directors and executive officers as a group had the right to acquire beneficial ownership pursuant to the exercise on or before April 28, 2009 of options granted by the Company. Inclusion of such shares does not constitute an admission by any nominee, director or executive officer that he or she is the beneficial owner of such shares.

(5)	To the best of the Company’s knowledge, none of the director nominees, Class I and III directors or executive officers who are not directors, have pledged shares of the Company’s stock as security.

(6)	To the best of the Company’s knowledge, directors and executive officers did not own any shares of $2.67 Convertible Preferred Stock of Fortune Brands, Inc.

(7)	The percentage calculations set forth in the table are based on 150,150,830 shares of common stock outstanding on February 27, 2009, rather than based on the percentages set forth in Schedules 13G filed with the SEC.

(8)	We have been informed by T. Rowe Price Associates, Inc. (“TRowe”) in a report on Schedule 13G dated February 10, 2009 that (a) TRowe is a registered investment advisor and (b) TRowe has sole voting power over 3,380,978 shares, shared voting power over 0 shares, sole dispositive power over 16,629,757 shares and shared dispositive power over 0 shares. These securities are owned by various individual and institutional investors for which TRowe serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, TRowe is deemed to be a beneficial owner of such securities; however, TRowe expressly disclaims that it is, in fact, the beneficial owner of such securities. The principal business address of TRowe is 100 E. Pratt Street, Baltimore, MD 21202.

(9)	We have been informed by UBS AG in a report on Schedule 13G/A dated February 9, 2009, filed to reflect the securities beneficially owned by the UBS Global Asset Management business group of UBS AG and its subsidiaries and affiliates on behalf of its clients, that (a) UBS AG is classified as a Bank as defined in Section 3(a)(6) of the Securities Act (b) UBS AG has sole voting power over 7,660,379 shares, shared voting power over 0 shares, sole dispositive power over 0 shares and shared dispositive power over 8,423,062 shares. UBS AG disclaims beneficial ownership of such securities pursuant to Rule 13d-4 under the Securities Exchange Act of 1934. The principal business address of UBS AG is Bahnhofstrassee 45, PO Box CH-8021, Zurich, Switzerland.

See “Equity Compensation Plan Information” on page 44 for certain information regarding our equity compensation plans, which information is incorporated by reference herein.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and executive officer of the Company who is subject to Section 16 of the Exchange Act is required to file reports regarding their ownership and changes in their ownership of our equity securities with the SEC. Reports received by the Company indicate that all these directors and executive officers have filed all requisite reports with the SEC on a timely basis during or for 2008.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

What governs stockholder proposals and nominations?

Our Restated Certificate of Incorporation as well as our By-laws contain procedures for stockholder nomination of directors. Our By-laws contain procedures for other stockholder proposals to be presented before annual stockholder meetings.

Who can make a nomination?

According to our Restated Certificate of Incorporation, any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders’ meeting at least 120 days prior to the Annual Meeting.

How do I go about making a nomination?

If you are a record owner of stock and you wish to make a nomination, you must notify the Secretary, in writing, of your intent to make a nomination. Written notice must be submitted 120 days before the Annual Meeting, that is, by December 28, 2009 for the 2010 Annual Meeting (assuming the 2010 Annual Meeting is held on April 27, 2010), and it must include:

•	the names and addresses of you and any other stockholder who intends to appear in person or by proxy to make the nomination, and the name and address of the person(s) to be nominated;

•	a description of all arrangements or understandings between you and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made;

•	any other information regarding each of your proposed nominees that would be required to be included in a proxy statement; and

•	the consent of each nominee to serve if elected.

In addition to the notice requirements in the Company’s Restated Certificate of Incorporation, the Company’s By-laws require that the following information is required to be submitted by stockholders making director nominations:

•	the class or series and number of our stock that are directly or indirectly owned beneficially or of record by you;

•

whether and the extent to which you have entered into any hedging or other transactions, or any other agreement, arrangement or understanding the effect of which was to increase or decrease your voting power; and

•

a representation whether you intend (or you are part of a group) that intends to (a) deliver a proxy statement or form of proxy to a percentage of the Company’s outstanding stock required to approve the item or (b) solicit proxies from stockholders in support of the item.

Who can make a proposal?

According to the By-laws, a proposal or other business to be considered at the Annual Meeting of Stockholders can be made by a person who is a stockholder of record.

How do I go about making a proposal?

If you are a record owner of stock and you wish to make a proposal, you must notify the Secretary, in writing, of your intent. You must give your written notice no later than 90 days nor earlier than 120 days before the anniversary of the prior year’s Annual Meeting, that is, by December 29, 2009, but no later than January 28, 2010 for the 2010 Annual Meeting (assuming the 2009 Annual Meeting is held on April 28, 2009), and it must include:

•

a brief description of the business to be brought before the meeting, the reasons for conducting the business and any material interest that you or the beneficial owners, if any, on whose behalf you are making the proposal may have in the business;

•	your name and address as it appears on our books;

•	the class or series and number of shares of our stock that are directly or indirectly owned beneficially or of record by you;

•

whether and the extent to which you have entered into any hedging or other transactions, or any other agreement, arrangement or understanding the effect of which was to increase or decrease you voting power;

•	a representation that you are a holder of record entitled to vote and that you intend to appear in person or by proxy at the Annual Meeting and present your proposal; and

•

a representation whether you intend (or you are part of a group) that intends to (a) deliver a proxy statement or form of proxy to a percentage of the Company’s outstanding stock required to approve the item or (b) solicit proxies from stockholders in support of the item.

The By-laws also provide that stockholders who wish to have a proposal included in the Company’s Proxy Statement must comply with the applicable requirements of the Exchange Act, as well as its rules and regulations. Such stockholders also have the benefit of the rights provided by Rule 14a-8 of the Exchange Act. To be eligible under Rule 14a-8 for inclusion in the Company’s Proxy Statement and accompanying proxy at the next Annual Meeting of Stockholders currently scheduled to be held on April 27, 2010, stockholder proposals must be received by the Company on or before November 13, 2009.

A copy of the Restated Certificate of Incorporation and By-law provisions is available upon written request to Mr. Mark A. Roche, Senior Vice President, General Counsel and Secretary, Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

MISCELLANEOUS

The distribution of this Proxy Statement with respect to the Company’s 2009 Annual Meeting of Stockholders is accompanied by the financial statements and other financial information as required by Securities and Exchange Commission rules. A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for its last fiscal year, including any financial statements and financial statement schedules to the Form 10-K, will be made available to stockholders without charge, upon written request to Mr. Mark A. Roche, Senior Vice President, General Counsel and Secretary, Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015. The Company will furnish any exhibits to Form 10-K to each stockholder requesting them upon payment of a fee of $.10 per page to cover its cost.

Our Board is soliciting this proxy. The Company will bear the expense of soliciting proxies for this meeting, including mailing costs. In addition to mailing copies of this material to stockholders, we will request that persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others, forward copies of these materials to the beneficial owners of our stock, and request the authority to execute the proxies. To assure that there is sufficient representation at the meeting, our officers and regular employees may solicit proxies by telephone, facsimile, or in person. In addition, we have retained Georgeson Shareholder Communications Inc., to aid in soliciting proxies for a fee, estimated at $10,500, plus reasonable out-of-pocket expenses. Our total expenses will depend upon the volume of shares represented by the proxies received promptly in response to the Notice of Meeting and Proxy Statement.

Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay or vote their proxies by telephone or through the Internet. Prompt response is helpful, and your cooperation will be appreciated.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and Proxy Statement for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send only one copy of our Annual Report on Form 10-K and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, or if you wish to receive individual copies of our Proxy Statements and Annual Reports for future meetings, we will send a copy to you if you call Alvin Santiago, Manager of Shareholder Services, at (847) 484-4538, or write him at Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015.

If you and other residents at your mailing address are registered stockholders and you receive more than one copy of the Annual Report and Proxy Statement, but you wish to receive only one copy, you must request, in writing, that the Company eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to BNY Mellon Shareowner Services, P. O. Box 358015, Pittsburgh, Pennsylvania 15252.

Other Matters

The Company knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, people named in the enclosed proxy will vote the shares they represent in accordance with the recommendation of the Board.

March 9, 2009

APPENDIX A

ARTICLE VIII, SECTIONS 1, 3 AND 4

OF THE RESTATED CERTIFICATE OF INCORPORATION OF INCORPORATION

OF FORTUNE BRANDS, INC.

PROPOSED AMENDMENTS

Amended Section 1 of Article VIII of Restated Certificate of Incorporation

1. Except as otherwise provided for, or fixed by, or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, the number of the directors of the Company shall be fixed from time to time by ~~or pursuant to the By-laws~~a resolution of the ~~Company~~Board but shall not exceed 20. ~~The directors, other than those who may be elected by~~Subject to the special right of the holders of any class or series of stock ~~having a preference over the Common Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the directors in each class to hold office until their successors are elected and qualified. Each member of the Board of Directors in the first class of directors shall hold office until the Annual Meeting of stockholders in 1987, each member of the Board of Directors in the second class of directors shall hold office until the Annual Meeting of stockholders in 1988 and each member of the Board of Directors in the third class of directors shall hold office until the Annual Meeting of stockholders in 1989. At each annual meeting of the stockholders of the Company, the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the later of the annual meeting of stockholders held in the third year following the year of their election or the election and qualification of the successors to such class of directors.~~to elect directors:

a.	From the effective date of this Certificate of Amendment until the election of directors at the 2010 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board shall be divided into three classes of directors, Class I, Class II and Class III (each class as nearly equal in number as possible), with the directors in Class I having a term expiring at the 2011 Annual Meeting, the directors in Class II having a term expiring at the 2012 Annual Meeting and the directors in Class III having a term expiring at the 2010 Annual Meeting.

b.

Commencing with the election of directors at the 2010 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2011 Annual Meeting and the directors in Class II having a term that expires at the 2012 Annual Meeting. The successors of the directors who, immediately prior to the 2010 Annual Meeting, were members of Class III (and whose terms expire at the 2010 Annual Meeting) shall be elected to Class I; the Class I directors who, immediately prior to the 2010 Annual Meeting, were members of Class I and whose terms were scheduled to expire at the 2011 Annual Meeting shall be assigned by the Board of Directors to Class I; and the directors who, immediately prior to the 2010 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2012 Annual Meeting shall be assigned by the Board of Directors to Class II for a term expiring at the 2012 Annual Meeting.

c.	Commencing with the election of directors at the 2011 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board shall be divided into one class of directors, Class II, with the directors in Class II having a term that expires at the 2012 Annual Meeting. The successors of the directors who, immediately prior to the 2011 Annual Meeting of stockholders, were members of Class I (and whose terms expire at the 2011 Annual Meeting) shall be elected to Class II for a term that expires at the 2012 Annual Meeting, and the directors who, immediately prior to the 2011 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2012 Annual Meeting shall be assigned by the Board of Directors to Class II for a term expiring at the 2012 Annual Meeting.

d.	From and after the election of directors at the 2012 Annual Meeting of stockholders, the Board shall cease to be classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware, and the directors elected at the 2012 Annual Meeting (and each Annual Meeting thereafter) shall be elected for a term expiring at the next Annual Meeting.

Each director elected at any Annual Meeting shall hold office until such director’s successor shall have been elected and qualified.

Amended Section 3 of Article VIII of Restated Certificate of Incorporation

3. Except as otherwise provided for, or fixed by, or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office (a) if, at the time of such director’s election, the Board of Directors is classified pursuant to Article VIII, Section 1 of this Certificate of Incorporation, for the remainder of the full term of the class of directors in which the new directorship ~~was created or the vacancy occurred and~~or vacancy was created or (b) if, at the time of such director’s election, the Board of Directors has ceased to be classified pursuant to Article VIII, Section 1 of this Certificate of Incorporation, for a term expiring at the next Annual Meeting of stockholders, and in each case until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Amended Section 4 of Article VIII of Restated Certificate of Incorporation

4. Subject to the ~~rights~~special right of the holders of any class or series of stock ~~having a preference over the Common Stock as to dividends or upon~~

~~liquidation~~ to elect ~~additional directors under specified circumstances, any one or more directors of the Company~~directors, (a) prior to the time at which the Board ceases to be classified pursuant to Article VIII, Section 1 of this Certificate of Incorporation, directors may be removed~~, only for cause, only by~~ only for cause and (b) from and after the time at which the Board ceases to be classified pursuant to Article VIII, Section 1 of this Certificate of Incorporation, any director or the entire Board may be removed with or without cause, provided that any removal pursuant to clause (a) or (b) shall require the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, at any Annual Meeting of stockholders of the Company or at any special meeting of stockholders of the Company ~~or at any special meeting of stockholders of the Company~~, the notice of which shall state that the removal of ~~a~~any director(s) or ~~directors~~the entire Board is among the purposes of the meeting.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

C/O BNY MELLON SHAREOWNER SERVICES
P.O. BOX 358015	VOTE BY PHONE - 1-800-690-6903
PITTSBURGH, PA 15252-8015

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
FORBR1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FORTUNE BRANDS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors Recommends Votes FOR all Nominees:
Item 1 - Election of Directors - Nominees to Class II:		☐	☐	☐
01) Bruce A. Carbonari
02) Ann F. Hackett
03) David M. Thomas
04) Ronald V. Waters, III

The Board of Directors Recommends Votes FOR Items 2 and 3:		For	Against	Abstain	The Board Of Directors Recommends Votes AGAINST Item 4:		For	Against	Abstain
Item 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2009.		☐	☐	☐	Item 4 - If presented, a shareholder proposal entitled “Adopt Simple Majority Vote”.		☐	☐	☐

Item 3 - Approval of amendments to the Company’s Restated Certificate of Incorporation to provide for the annual election of directors.		☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

							Yes ☐	No ☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

Note: Please sign as your name appears on the Proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 28, 2009

The Westin Chicago North Shore

601 N. Milwaukee Avenue

Wheeling, lllinois 60090

Receive Future Proxy Materials Electronically

Help Fortune Brands make a difference by eliminating paper proxy mailings to your home or business. With your consent we can stop sending paper copies of Proxy Statements, Annual Reports and related materials to you and you can conveniently view them on-line. To participate, go to www.icsdelivery.com/fo and follow the prompts.

Reminder

You may vote by telephone or over the Internet. Voting electronically is quick, easy and also saves the company money. Just follow the instructions on your Proxy Card.

If you vote the shares on the Internet or by phone, you do not need to mail back the Proxy Card. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Fortune Brands, Inc. Notice and Proxy Statement, Form 10-K and 2008 Annual Review are available at www.proxyvote.com.

FORBR2

PROXY

The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, April 28, 2009.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card appoint(s) B. A. CARBONARI, C. P. OMTVEDT and M. A. ROCHE (and any other person chosen by Messrs. Carbonari, Omtvedt or Roche) proxies, to vote all shares of Fortune Brands’ common and preferred stock which the stockholder(s) would be entitled to vote on at the Annual Meeting of Stockholders to be held on April 28, 2009 at the The Westin Chicago North Shore, 601 N. Milwaukee Avenue, Wheeling, Illinois at 1:30 p.m. CDT, on Items 1,2,3 and 4 referred to on the reverse side and described in the Proxy Statement, and on any other matters which may properly come before the meeting, with all powers the stockholder(s) would possess if personally present. A majority of the proxies (or, if only one, then that one) or their substitutes acting at the meeting may exercise all powers conferred.

This proxy, when properly executed, will be voted in the manner directed by the stockholder(s). Unless the stockholder(s) indicate(s) otherwise, the proxies will vote FOR the election of the nominees to the Board of Directors (Item 1), FOR Items 2 and 3 and AGAINST Item 4.

If you participate in the Fortune Brands Stock Fund under a retirement savings trust, your signature on the reverse side will be a direction to the trustee to vote as instructed.

FORTUNE BRANDS, INC.

P.O. BOX 11010

NEW YORK, N.Y. 10203-0010

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on other side.) PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY